Exhibit 2

WESTPAC GROUP FULL YEAR FULL YEAR RESULTS 2011 Group Full Year 2011 Investor Discussion Pack - November 2011 Westpac Banking Corporation ABN 33 007 457 141.

INDEX PRESENTATION OF FY11 RESULT 3 CEO summary 4 CFO details 10 CEO strategy 24 INVESTOR DISCUSSION PACK OF FY11 RESULT 30 OVERVIEW 31 FEATURES 41 Cash earnings 42 Operating income 43 Net interest income 44 Non-interest income 47 Markets and Treasury income 48 Expenses and productivity 49 Investment 51 Impairment charges 53 BUSINESS UNIT PERFORMANCE 54 Westpac RBB 55 Westpac Institutional Bank 60 St.George Banking Group 66 BT Financial Group 72 Westpac New Zealand 79 Pacific Banking 85 CAPITAL, FUNDING AND LIQUIDITY 86 ASSET QUALITY 93 ECONOMICS 109 APPENDIX AND DISCLAIMER 112 Appendix 1: Cash earnings adjustments 113 Appendix 2: Definitions 114 Investor Relations Team 116 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 Disclaimer 117 2

WESTPAC GROUP FULL YEAR PRESENTATION 2011 Westpac Banking Corporation ABN 33 007 457 141. 3

WESTPAC GROUP FULL YEAR CEO SUMMARY 2011 Kelly Gail Chief Executive Officer Westpac Banking Corporation ABN 33 007 457 141. 4

SOUND FINANCIAL RESULT FY11 change FY10 – FY11 Cash $6,301m 7% earnings Cash EPS 209.3c 6% Reported NPAT $6,991m 10% Core earnings1 $10,017m 1% Impairment charges to average loans 20bps (10bps) Tier 1 capital ratio 9.7% 59bps Return on ordinary equity (cash basis) 16.0% (10bps) - Expense to income ratio (cash basis) 41.5% 30bps - Fully franked dividend 156c 12% Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 5 1 Core earnings defined as operating profit before income tax and impairment charges.

RETAIL/WEALTH STRENGTH PARTLY OFFSET BY MARKETS 6,301 262 314 463 (101) (134) (120) Cash earnings movement ($m) highlighting Treasury & Markets impact Cash Earnings up 7% U 5,879 overall and up 12% excluding the fall in Treasury & Markets income Up 7% Up 12% 1 FY10 Net interest income Non-interest income Expenses Impairment charges Tax & NCI FY11Treasury & Markets lower FY11 excl. decline in Treasury 10 9 6% average Core earnings growth across divisions2 (%) 7 3 1 rise in Core earnings across retail/wealth divisions. WIB and Group (10) (10) WRBB SGB NZ BTFG WIB GBU Westpac Group including Treasury) lower 3 5 4 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 6 1 Cash earnings impact of the reduction in Treasury & WIB Market income FY10 – FY11 to show cash earnings growth excluding the impact of the decline in Treasury &WIB Markets income. 2 Core earnings defined as operating profit before income tax and impairment charges. 3 St.George core earnings growth would have been 5% excluding Bank of Melbourne launch costs. 4 NZ movement based on NZ$ earnings. 5 GBU is Group Business Unit and includes Treasury.

OUTSTANDING PORTFOLIO ALL DIVISIONS WELL PLACED, % change in Cash earnings FY10 – FY11 Westpac RBB Delivering on investment and deepening customer relationships. Strong volumes and higher margins + 11 Westpac Good customer activity, excellent asset quality, 2 Institutional Bank lower Markets income – St.George Momentum building in 2H11, significant increase in wealth and insurance cross sell, improved margins + 12 BT Financial Group Strong performance across super, advice, asset management and insurance. Strong flows, partly offset by natural disaster related insurance + 9 claims New Zealand1 Strong result, improving trends across the board, steady improvement in asset quality and margins + 41 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 7 1 In NZ$.

SIGNIFICANT PROGRESS ON STRATEGIC AGENDA

Customer growth & deeper relationships

- Customers with 4+ products rising; wealth/insurance cross-sell improving
- NPS[1,2] scores higher in key segments

Distinctive multi-brand platform in place

- St.George repositioned and growing
- Successfully launched Bank of Melbourne
- Westpac Local model delivering

Enhanced productivity

- $289m in productivity savings in FY11
- Sector leading expense to income ratio
- New initiatives commenced

SIPs investment on track

- Six programs completed
- New capabilities enabled
- Strengthened technology infrastructure

Completed 3 year merger integration project

- Synergies increased a further $13m in FY11 to a total of $413m, 13% higher than planned
- Merger price to book 1.4x, post tax consolidation adjustment

1 Source for Business NPS: DBM Consultants Business Financial Services Monitor, September 2011 – 6MMA. Australian Business NPS = NPS of main financial institution. 2 Source for Consumer NPS: Roy Morgan Research, September 2011 – 6MMA. Australian Consumer NPS = NPS of main financial institution, Aged 14+. Data to September 2011.

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011

8

ENSURING A STRONG COMPANY FOR THE LONG RUN 1 $ 4 Tier 1 Ratio1 increased to 9.7% Strengthened liquidity to $103bn 1 5 1.6 1.6 Common equity ratio(%) Other Tier 1 (%) 74 82 103 Liquid assets ($bn) 58 59 63 Deposit to Deposit4 Loan ratio to improving Customer deposits to loans ratio (%) 9.7 9.1 8.1 7.8 6.0 6.6 7.5 8.1 1.8 1.5 45 53 People leaders5 ahead of global peers Technology severity 1 incidents down Sep-08 Sep-09 Sep-10 Sep-11 2 Sep-08 Sep-09 Sep-10 Sep-11 Sep-08 Sep-09 Sep-10 Sep-11 Westpac 2 Stressed assets down 72bps Average number of technology 2 Stressed assets as a 81 82 83 82 83 82 Westpac Group Global high performing norm 3.09 3.20 2.48 34 25 g gy severity 1 incidents per month % of TCE 3 8 Sep-09 Sep-10 Sep-11 2 1.3 Sep-08 Sep-09 Sep-10 Sep-11 10 6 Sep-08 Sep-09 Sep-10 Sep-11 2 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 9 1 Based on APRA methodology. 2 Excludes St.George. 3 TCE is Total Committed Exposures. 4 Deposit to Loan ratio uses customer deposits. 5 The Towers Watson People Leaders Index measures employee perspectives of their leaders. The Global High Performing Norm was 82% in 2011.

WESTPAC GROUP FULL YEAR CFO DETAILS 2011 Coffey Philip Chief Financial Officer Westpac Banking Corporation ABN 33 007 457 141. 10

SOLID UNDERLYING PERFORMANCE FOR SECOND HALF Core earnings movement over 2H11 by division ($m) 5 000 5,017 89 40 48 15 (89) (86) (Up NZ$18m) Core earnings movements over 2H11 ($m) 241 (120) 1H11 WRBB WIB SBG BTFG NZ Other 2H11 1 Cash earnings movements over 2H11 ($m) 5,000 5,017 (104) 3,168 3,133 17 15 (67) Down 1% Flat (up $17m) 1H11 Net interest Non-interest Expenses 2H11 1H11 Core earnings Impairment Tax & NCI 2H11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 11 1 Other includes Pacific Banking and the Group Business Unit. income income charges

BALANCE SHEET, OPTIMISING GROWTH/RETURN MIX 2 $ 1 $ Westpac Aust housing credit 2 1.2 0.4 (3.0) (0.1) (0.3) 11.7 3.2 2.6 (0.7) Aust mortgages (gross loans) ($bn) Aust business1 lending ($bn) 3.2 1H11 2H11 Up 6% 2.6 0.9 1.1 Down 1% Customer deposits movement half on half ($bn) Sept-10 Comm property (CP) WIB ex CP WRBB ex CP SGB ex CP Other Sept-11 Sept-10 WRBB proprietary WRBB broker SGB proprietary SGB broker Sept-11 Growth (%) Growth as a Multiple of system times 5.8 Westpac Aust retail deposits 3 289 310 0.1 (2.5) 2 1 8 (0.6) 0.5 2 1 19 3.1 1 1 5.8 1 1 1H11 2H11 280 Sept-10 Online Savings Trans'n Mortgage Term depositsMar-11 Online Savings Trans'n Mortgage Term depositsSept-11 Up 3% Up 7% 1.1 1.1 Growth (%) Growth as a multiple of system Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 12 1 Business lending includes institutional lending. Movements adjust for business transferred from WIB to Westpac RBB during the period. 2. Source RBA Housing credit statistics September 2011, multiple is growth relative to financial system. 3 Source RBA Retail Deposits statistics September 2011, multiple is growth relative to financial system.

DEPOSITS EXCEEDED LENDING GROWTH BY $11BN

- Customer deposits fully supported lending
- Long term wholesale funding exceeded maturities and facilitated pre-payment of 2012 Government Guaranteed debt
- Short term funding higher from scrolling-in of long term funding and $A impacts on derivative revaluations (in 'Other assets')
- Surplus deposits and collateral driving boost in funded liquid assets

Sources and uses of funds over FY11[1] ($bn)



Sources of funds
Uses of funds
30
3
14
25
(1)
(19)
(17)
(4)
(8)
(23)
Customer deposits
Equity
Net new short term funding
New long term funding
FX impacts
Lending
FY11 maturities
Repay Govt G'tee debt
Other assets
Funded liquid assets

1 Movements based off funding view of the balance sheet

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 13

FUNDING WELL MANAGED, LIQUID ASSETS HIGHER $ 103bn Liquid assets ($bn) Liquid assets $103bn, up 26% on FY10 with all the increase in higher quality cash, govt and semi-govt paper 33 Cash, goverment and semi-government Securities and government guaranteed paper Self securitisation 103 82 74 45- Sufficient to cover offshore wholesale maturities for over 27 months - All liquid assets are repo-eligible with a central 7 11 18 39 38 29 29 31 34 35 45 bank - Liquidity particularly high given volatility and rise in collateral received FY08 1 FY09 FY10 FY11 1 Term debt maturity profile profile2 ($bn) FY12 term issuance outlook - Contingent on asset and deposit growth FX growth 7 3 18 4 Non-Guaranteed Government Guaranteed growth, and in liquid assets - Term maturities of $27bn - Covered bond issuance now available 20 20 10 11 14 11 FY12 FY13 FY14 FY15 FY16 >FY16 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 14 1 FY08 comparative data does not include St.George. 2 Based on FX spot currency translation.

MARGINS IMPROVING THROUGH FY11 (1bp) (2bps) 9bps (1bp) (1bp) 0 13 (3bps) 0bps 5bps 2bps (2bps) 0.11 Treasury & Net interest margin movement half on half (%) Net interest margin up 2bps Net interest margin up 4bps 2.17 2.21 2.23 2.03 2.08 2.12 0.14 0.13 Markets impact on margin Net interest margin excl. Treasury & Markets Income Margin excl. Treasury & Markets up 5bps Margin excl. Treasury & Markets up 4bps 2H10 Deposits Wholesale Loans & Capital & Treasury & 1H11 Deposits 2H11 2 38 Net interest margin by business unit (%) 2.08 1.90 2.16 2.05 1.93 2.04 2.29 2.08 2.00 2.09 2.38 Sept-10 Mar- 11 Sept-11 1.71 Westpac RBB WIB St.George New Zealand 1 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 15 1 In $NZ.

MARKETS AND TREASURY LOWER ALTHOUGH GOOD CUSTOMER ACTIVITY ($) WIB Markets and Treasury income lower principally due to tougher trading conditions and higher volatility Customer robust 221 84 82 38 Market trading activity Customer trading activity Markets income and customer activity ($m) 107 334 356 459 activity in WIB robust, up 7% on 1H11 and representing 88% of Markets income in 2H11 trading 238 272 252 269 1H10 2H10 1H11 2H11 &CC WIB Markets income ($m) 459 1 WIB Market activity down $44m over 1H11 Treasury revenue down $53m over 1H11 203 207 207 240 256 149 127 67 Debt Markets FX&CCE 307 334 356 429 327 304 251 Treasury revenue ($m) 1H10 2H10 1H11 2H11 1H10 2H10 1H11 2H11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 16 1 FX&CCE is Foreign Exchange Commodities Carbon & Energy.

EXPENSES WELL MANAGED; CONTINUED INVESTMENT MANAGED; $ Additional Expense movements in 2H11 ($m) 108 54 52 13 (54) (69) investment accounted for all the expense growth in 2H11 Merger and Down 1% 2H10 1H11 Merger Product- Business 2H11 SIPs & Dist'n JO Hambro aquisition costs 2H11 productivity savings offset business as usual growth including - Full period impact of Additional investment and one-offs Up 3% Flat g synergies ivity as usual before other aquisition p p Jan 11 salary rises (~ 4%) - Increased property expenses Expense growth over prior year year1 (%) - Higher advertising spend Distribution investment includes Bank of 5 8 7.3 Melbourne, additional wealth advisors and Asia expansion 5.8 4.6 3.4 1.9 FY07 FY08 FY09 FY10 FY11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 17 1 2007 does not include St.George. 2008 and 2009 are pro-forma including St.George for the entire period with 1H09 ASX providing details of pro forma adjustments.

SUCCESSFUL COMPLETION OF ST.GEORGE MERGER ST.G.GEORGE Financial Additional outcomes Interest income higher from stronger customer retention and better margins Multi-brand optionality Net Promoter Score Ahead of expectations Price/NTA 1.4x after tax consolidation Expense synergies $413m up 13% on business case Employee engagement across Group Material IT synergies, leveraging existing St.George capabilities Additional efficiencies from branch productivity program across brands – Teller and call centre platforms – Mobile solutions As expected Intangibles, goodwill Integration costs and stamp duty Capital benefits of advanced accreditation Integration of general ledger, payroll, treasury, risk and HR systems Utilisation of property space Wealth cross-sell Overall asset quality Cultural alignment across brands Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 18

IMPROVING ASSET QUALITY FROM STRONG PORTFOLIO 2 48% TCE1 down 1 Stressed exposures at 2.48% of TCE1, 37bps on 1H11 (down 72bps on 2H10) - Watchlist & substandard down 21bps - 90+ due well 3 0 3.5 Impaired 90+ days past due well secured Stressed exposures as a % of TCE TCE1 90 days past secured down 10bps, mostly in mortgages - Impaired assets to TCE down 6bps 2.5 3.0 y p Watchlist & substandard 2.48 Stressed commercial property down 200bps on 1H11 to 11.7% (down 380bps from 2H10) 1.5 2.0 2H11 economic overlay changes ($m) 0 5 1.0 Separately provisioned/ partially released NZ earthquake(net of FX) Property overlay Qld floods -11 -16 -28 0.0 0.5 2001 2002 2003 2004 2005 2006 2007 2008 1H09 2H09 1H10 2H10 1H11 2H11 Increased Retail sector and industries exposed to higher A$ +54 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 19 1 TCE is Total Committed Exposure.

MORTGAGE DELINQUENCIES PERFORMING BETTER THAN EXPECTED mortgage Pattern of delinquencies performing slightly better than expected. Over 2H11 Australian mortgage 90+ day delinquencies (%) 0 6 0.8 1.0 First home buyers Investor Owner occupied Total portfolio - Group 90+ day delinquencies 4bps lower (down 3bps in Australia) 0.0 0.2 0.4 0.6 - Group 30+ day delinquencies down 32bps - Delinquencies higher in Australian mortgage 90+ day delinquencies by State (%) Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 1 0 Low Doc, Qld/WA and RAMS Actual mortgage losses ti t i l 0.4 0.6 0.8 1.0 NSW VIC QLD WA SA continue to remain very low at $44m in Australia in FY11 0.0 0.2 Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 20

STRONG CAPITAL GENERATION; WELL POSITIONED GENERATION; K it l t ti ti S t 11(%) 9.76 239bps Common equity ratios at Sept 11 (%) Key capital statistics Sept 11 (%) Common equity ratio I 6 th 8.09 0 15 Applies Jan 2012 8.09 7.61 7.37 (48bps) (92bps) 68bps Increase over mths Increase over 1 year 0.15 0.59 Tier 1 ratio 9.68 Hybrid capacity $3.1bn Common equity min. plus 2.5% capital conservation buffer FSA Tier 1 13.6 Common equity minimum 4.5% Basel IIBasel 2.5 changes Basel 2.5 Final APRA Basel III deductions Dividend payable APRA Basel III Full Basel III alignment Fully harmonised under Basel III Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 21

CONTINUED STRONG DIVIDEND GROWTH PATH dividend 80 cents up 5 2% 60 63 68 70 72 60 65 74 76 80 Dividends per share (cents) 2H11 cents, 5.2% over 1H11 - FY11 dividend 156 cents, record level up 12% dividends 42 44 49 51 56 56 Seeking to lift each half Pay-out ratio higher at 75% - Consistent with current stage of cycle with l th 1 2 1 2 1 2 1 2 1 2 1 2 1 2 1 2 Dividend payout ratio, cash basis (%) low RWA growth - Clarity on APRA capital rules highlight Westpac’s capital levels are strong 62 66 69.4 69.2 71.6 72.7 70.5 75.0 DRP to be satisfied by new share issuance, with no DRP discount Significant franking balance of $1.3bn 2004 2005 2006 2007 2008 2009 2010 2011 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 22

CONSIDERATIONS FOR FY12 First priority further change in financial is balance sheet strength - services as businesses continue to adjust to regulatory and economic demands Environment likely to see a high saving preference and subdued credit growth – Divisions all well placed with good momentum Productivity will remain a key focus 2012 will include a major change to sourcing – Benefits will be in quality, flexibility and lower expenses for 2013 – One-off expenses in 2012 Credit quality to remain sector leading, although unlikely to see a further sizable reduction in impairment charges Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 23

WESTPAC GROUP FULL YEAR CEO STRATEGY 2011 Kelly Gail Chief Executive Officer Westpac Banking Corporation ABN 33 007 457 141. 24

AT THE END OF PHASE 1: STRONGER STRATEGIC POSITION One of the world’s leading banks in a highly attractive economy Within top 20 banks globally by market capitalisation Global leader in sustainability Australia has been one of the best performing advanced economies and will continue to benefit from its strong fundamentals and proximity to Asia Risk management – one of the best performers globally through the GFC Efficiency – expense to income below peers1 and at lower end of banks Distinct capabilities globally Distinctive multi-brand, customer relationship focussed distribution model Linking banking and wealth at front line and strong cross sell capability position in Excellent No.1 or No.2 in nearly all banking markets Leader in wealth and superannuation platforms Clear transactional home markets leader in institutional and banking Strong capital, liquidity, funding and provisioning relative to peers1 Strong management team; high levels of staff engagement Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 25 1 Peers are the major Australian banks.

STRONG STRATEGIC POSITION Expense to income ratio 1 (%) 45% 55% 65% 75% 85% Market cap of large banks2 (US$bn) 100 150 200 250 300 25% 35% Morgan Stan Gman Sachs Deutsche CITIC credit Suisse UBS AG Bank of NY Barclays RBC BNP Paribas BK of Montreal JP Morgan BK of America TD Citi CIBC Hang Seng Wells Fargo BK Nova Stand Chart Lloyds Itau Unibanco US Bancorp RBS HSBC BBVA ANZ CBA NAB ICICI OCBC DBS UOB Santander Westpac Bk of China C'struct ICBC 0 50 ICBC China C'truction HSBC Wells Fargo Ag Bank of China JP Morgan Bk of China Citi Santander CBA Banco Itau Royal Bk Canada Mitsubishi UFJ TD Bk of America Westpac Common equity ratios4 (%) Imp’ment charges/Gross loans (bps) Westpac Australia(APRA) 3,5 UK(FSA) 6 Canada (OSFI) 7 WRBB SGB Peer 1 Wealth Penetration of banks5 (%) Stressed assets as a % of TCE 36 40 p Peer 1 Peer 2 Peer 3 8.1 8.5 7.7 7 6 UK ((OSFI) 11.7 11.0 10.8 11.1 12.9 11.0 10.3 9.6 9.2 9.1 19.8 18.3 14.9 Peer 2 Peer 3 20 25 FY 07 FY 08 FY 09 FY 10 FY11 12.6 12.8 Sep-10 Mar-11 Sep-11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 26 1 Source BCG data obtained fro m reports Dec 10 to Jun 11. 2 Source Capital IQ at 30 September 2011 Based in $US. 3 APRA = Australian Prudential Regulatory Authority. 4 Financial Services Authority (FSA) and Office of the Superintendent of Financial Institutions (OSFI) calculations are estimates based on Westpac’s application of publicly available standards. 5 Peers are major Australian Banks Peer 1 at 31 March 2011, Peer 2 at 30 June 2011, and Peer 3 at 30 September 2011. 6 UK peer data at 30 June 2011. UK peers include Barclays, HSBC, and RBS. 7 CAD peers data at 31 July 2011. CAD peers include Bank of Montreal, CIBC, RBC, Scotia Bank and TD. 5 Data based on Roy Morgan Research, Respondents aged 14+. Wealth penetration is defined as the number of Australians who have Managed Investments, Superannuation or Insurance with each group and who also have a Deposit or Transaction Acc, Mortgage, Personal Loan or Major Card with that group as a portion of the total number of Australians who have a Deposit or Transaction Acc, Mortgage, Personal Loan or Major Card with that group. 12 month rolling ave to September 2011. W-RBB includes, BT, RAMS, and Westpac. St.George includes, Asgard, BankSA, Bank of Melbourne (from Aug-11), Barclays, Dragondirect, Sealcorp, St.George. Westpac Group includes Bank of Melbourne, BT, RAMS, Westpac, Asgard, BankSA, Dragondirect, Sealcorp and St.George.

SOME GLOBAL CHALLENGES AUSTRALIA WELL PLACED – Global uncertainty to persist Australia well positioned Resolution of European debt issues likely to take Australian growth outlook has eased although some time, leading to Lower growth from weak confidence and tight fiscal positions Uncertainty contributing the economy is well placed relative to other developed economies Sound economic fundamentals Robust supported by to risk aversion Higher wholesale funding costs US growth expected to remain modest given serious deficit is mining sector solid Asian demand and investment pipeline Strong banking system Low Government debt housing issues and as high US likely to see tight fiscal conditions remain Asia slowing but expected to remain relatively with growth Monetary policy flexibility strong, increasingly driven by intra- Asia demand Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 27

PHASE 2 – DRIVE VALUE - LEVERAGE, INVEST & DELIVER Objective Detail Metrics Higher insurance/wealth cross sell Deliver benefits from deeper customer relationships Build on investments to date to drive higher cross sell, especially in deposits, super, insurance, payments Increase products per customer, especially customers with 4+ products Improve customer return on and trade credit RWA1 Enhanced brand distinctiveness Leverage multi-brand opportunity and segmentation Leverage optionality inherent in model Growth in customer numbers across all brands, primary focus on relationship managed segments Obtain scale benefits Realise Bank of Melbourne potential Increase footings of total Group in Victoria Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 28 1 Customer return equals net operating income (excluding Treasury & Markets trading income) less expenses, divided by average credit risk weighted assets

Continued

PHASE 2 – DRIVE VALUE - LEVERAGE, INVEST & DELIVER

Objective	Detail	Metrics
Accelerate productivity agenda	• Drive simplification and standardisation across operations • Implement new sourcing plans • Complete the SIPs program	• Maintain lowest expense to income ratio of peers[1] • Deliver the SIPs program to plan
Drive high employee engagement & increased diversity	• Further grow employee engagement and leadership • Drive the diversity agenda	• Employee engagement and leadership index at or above global high performing norm • 40% of senior leadership roles held by women by 2014
Balance sheet strength a priority	• Maintain best asset quality and strong capital levels • Further strengthen funding base	• Lowest impairment charges (bps to gross loans) to peers[1] through-the-cycle • Common equity ratio at the upper end of peers[1] • Higher customer deposit to loan ratio

1 Peers are the major Australian banks. 2 The Towers Watson People Leaders Index measures employee perspectives of their leaders. The Global High Performing Norm was 82% in 2011.

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 29

WESTPAC GROUP FULL YEAR INVESTOR DISCUSSION PACK 2011 Westpac Banking Corporation ABN 33 007 457 141. 30

WESTPAC GROUP FULL YEAR OVERVIEW 2011 Westpac Banking Corporation ABN 33 007 457 141. 31

WESTPAC GROUP AT A GLANCE Australia’s first bank and first company, opened in 1817 9 Net profit after tax (reported) $6,991m Cash earnings10 $6,301m cash earnings10 per share 209.3c Australia’s 2nd largest bank, and within the top 20 largest banks in the world, ranked by market capitalisation1 Strategy focused on markets of Australia, New Zealand and the near Pacific Broad, multi-brand franchise providing retail, business, institutional banking and wealth management services with excellent positioning in home markets Key financial data for FY11 (30 September 2011) Tier 1 ratio (Basel II)11 9.7% Return on equity (cash basis) 16.0% Total assets $670bn Efficiency leader of peers and global banks2 Strong capital, funding, liquidity and provisioning Solid earnings profile over time Leader in sustainability3. Market capitalisation1 $62bn Customers4 12 2m Cash earnings 10,12 ($bn) Key statistics 2.6 2.8 3.1 3.5 5.0 4.7 5.9 6.3 Australian household deposit market share5 23% Australian lending market share6 21% 2.2 2.3 2.6 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 New Zealand household deposit market share7 20% New Zealand lending market share7 20% Australian wealth platforms market share8 20% Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 32 1 As at 30 September 2011. Source: IRESS, CapitalIQ and www.xe.com based in $USD. 2 Data sourced from BCG analysis of cost to income ratio of world’s largest banks June 2011. 3 2011 Dow Jones Sustainability Index, Global leader for banking sector. 4 Customer numbers have been restated for methodology changes. Customers with non active accounts are now excluded from customer number. 5 APRA Banking Statistics, September 2011. 6 RBA Banking Statistics, September 2011. 7 RBNZ September 2011. 8 Plan for Life, June 2011 – all master funds. 9 All measured in Australian dollars. 10 Reported results adjusted for material items to ensure they appropriately reflect profits normally available to ordinary shareholders. Refer to slide 35 for a summary or the Westpac Group Final 2011 Results for more details on the basis of preparation. 11 Tier 1 based on APRA prudential standards. 12 Prior to 2008 does not include St.George. 2008 and 2009 are pro-forma with 1H09 ASX Profit Announcement providing details of pro forma adjustments.

FY11 SUMMARY AND FY12 CONSIDERATIONS

FY11 a sound result, strategic agenda gaining traction

- Good quality result, with retail and wealth divisions delivering Core and Cash earnings growth on both FY10 and 1H11
- Customer growth and deepened customer relationships generating solid growth
- Multi-brand platform in place, with St.George repositioned and growing, Bank of Melbourne launched, and Westpac Local delivering
- Enhanced productivity with efficiency program delivering savings, maintaining sector leading expense to income ratio and more to come
- Technology and SIPs investment on track, with 6 programs completed, new capabilities enabled, and strengthened technology infrastructure
- Further strengthened balance sheet for new regulatory requirements

FY12 considerations

- First priority is balance sheet strength – further change in financial services as businesses adjust to the regulatory and economic demands
- Environment likely to reflect high saving preference and subdued credit growth
  - Divisions all well placed, with good momentum
  - Productivity will remain a critical focus, including multi-brand optimisation
- 2012 will include a major change to sourcing
  - Benefits in quality, flexibility and lower expenses for 2013
  - One-off expenses in 2012
- Credit quality to remain sector leading although unlikely to see a further sizable reduction in impairment charges

Leading metrics

Financials	• Expense to income ratio lowest of peer banks, at 41.5% • Common equity ratio 8.09%, at higher end of peers • High quality book with low level of impaired assets and provisioning coverage at upper end of peers • No legacy high risk securities portfolios • Dividend yield[1] 7.7%
Business Units	• Westpac RBB: Business Bank of the Year[2], 4th year running; leading SME and Commercial Net Promoter Score (NPS)[3] of majors • Westpac Institutional Bank leading debt markets, foreign exchange and transactional banking positions[4] • St.George maintained NPS[3,5] lead on majors and is a true local alternative offering to major banks • BTFG No. 1 Administration Platform in the market[6]; strong General Insurance cross sell • Westpac NZ at forefront of retail innovation through internationally leading ATM technology
Sustainability	• 2011 global leader in sustainability for the banking sector, Dow Jones Sustainability Index • Employee people leaders index[7] at 83% (up 1% point), ahead of the Global High Performing Norm

1 Based on 30 September 2011 Westpac closing share price. 2 Money Magazine June 2011. 3 Source for Business NPS: DBM Consultants Business Financial Services Monitor, September 2011 – 6MMA. Australian Business NPS = NPS of main financial institution. 4 Peter Lee surveys, 2011 (refer page 62). 5 Source for Consumer NPS: Roy Morgan Research, September 2011 – 6MMA Australian Consumer NPS = NPS of main financial institution, Aged 14+. Data till September 2011. 6 Plan for Life, June 2011. 7 The Towers Watson People Leaders Index measures employee perspectives of their leaders. The Global High Performing Norm is 82% in 2011.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 33

FY11 FINANCIAL SNAPSHOT

	FY11	change[1] 1H11 – 2H11	change[1] FY10 – FY11
Earnings			
Cash earnings ($m)	**6,301**	(1%)	7%
EPS[2], cash basis (cents)	**209.3**	(2%)	6%
Cash return on equity (%)	**16.0**	(90bps)	(10bps)
Dividends per share (cents)	**156**	5%	12%
Dividend payout ratio (%)	**75%**	540bps	450bps
Expense to income ratio[3] (%)	**41.5**	60bps	30bps
Net interest margin[3] (%)	**2.22**	2bps	0bps
Funding and Liquidity			
Customer deposits to loans ratio (%)	**62.5**	290bps	380bps
Stable Funding Ratio[4] (%)	**77**	(200bps)	(300bps)
Weighted avg residual maturity of long term funding portfolio (yrs)	**3.3**	0.1	0.3
Total liquid assets ($bn)	**103**	22%	26%

	FY11	change[1] 1H11 – 2H11	change[1] FY10 – FY11
Balance sheet			
Total assets ($bn)	**670**	8%	8%
Tier 1 ratio[5] (%)	**9.68**	15bps	59bps
Common equity ratio[5] (%)	**8.09**	14bps	59bps
Risk weighted assets ($bn)	**279**	1%	0%
Loans ($bn)	**497**	3%	4%
Customer deposits ($bn)	**310**	7%	11%
NTA[6] per share ($)	**9.96**	4%	11%
Asset quality			
Impairment charges to average gross loans (bps)	**20**	3bps	(10bps)
Impaired assets to gross loans (bps)	**92**	(6bps)	(3bps)
Impairment provisions to impaired assets (%)	**36.0**	(620bps)	(470bps)
Collective provisions to credit RWA (bps)	**126**	(12bps)	(20bps)

1 For profitability metrics the change represents results for FY11 versus FY10 and 2H11 versus 1H11, the actual results for 2H11 and 1H11 are not represented here. 2 EPS is earnings per share. 3 Cash basis. 4 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 5 Based on APRA methodology. 6 NTA is Net Tangible Assets.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011

34

RECONCILIATION BETWEEN CASH EARNINGS AND REPORTED EARNINGS 1 $ In assessing financial performance, including divisional results, the Westpac Group uses a measure of performance referred to as Cash Earnings This measure has been consistently used in the Australian banking market for over a decade and was developed to more effectively assess performance for the current period performance across and Cash earnings policy 3.5 5.0 4.7 5.9 6.3 3.5 3.9 3.4 6.3 7.0 Cash Earnings Reported profit Reported earnings and Cash earnings1 ($bn) against prior periods and to compare business divisions across peer companies To calculate cash earnings, reported results are adjusted for - Material items that do not reflect ongoing operations - Items that are not considered when dividends are recommended, such as the amortisation of intangibles, impact of Treasury shares and economic hedging impact 2.6 2.8 3.1 3.5 2.5 2.7 3.1 3.5 3.4 FY04 FY05 FY06 FY07 FY08 FY09 FY10 FY11 - Accounting reclassifications between individual line items that do not impact reported results earnings is used as the Approach in this report Cash primary method of reporting for both the Group and business units Cash earnings has been determined by adjusting reported earnings at both an aggregate level and across individual lines in the income statement. A reconciliation of these adjustments is provided in sections 9.1 and 9.2 in Westpac’s Full Year Results 2011 announcement Financial ratios in this report are also FY10 FY11% movement FY10-FY11 TPS revaluations 14 21 50 Treasury Shares (10) (6) 40 Ineffective hedges (6) 13 large Fair value gain/(loss) on economic hedges 53 36 (32) Buy-back of government guaranteed debt - 5 100 Tax provision - 70 100 calculated using cash earnings unless otherwise noted It is important to note that at a divisional level, cash earnings and reported profit are identical for all operating business units, except for St.George and BTFG due to merger related amortisation. All other Cash earnings adjustments are processed through the Group Business unit NZ structured finance transactions (106) - (100) Merger transaction and integration expenses 167 66 (60) Amortisation of intangible assets 146 146 - Fair value amortisation of financial instruments (40) 69 Large Tax consolidation adjustment (685) (1,110) (62) Total cash earnings adjustments (467) (690) (48) 1 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 35 Prior to 2008 does not include St.George.2008 and 2009 are pro-forma with 1H09 providing details of pro forma adjustments.

SOUND CASH EARNINGS GROWTH

Cash earnings	FY11 ($m)	%change[1] 1H11-2H11	%change[1] FY10-FY11
Net interest income	12,169	4	3
Non–interest income	4,954	(5)	(2)
Expenses	(7,106)	3	2
Core earnings	10,017	Flat	1
Impairment charges	(993)	14	(32)
Cash Earnings	6,301	(1)	7
Reported Earnings	6,991	(24)	10
Net customer return[2]	4.02%	8bps	38bps

Cash earnings FY10 – FY11 ($m)



5,879
314
(101)
(134)
463
(120)
6,301
Up 7%
FY10
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
FY11

Cash earnings 1H11 – 2H11 ($m)



3,168
241
(120)
(104)
(67)
15
3,133
Down 1%
1H11
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
2H11

Cash earnings features of FY11

- Strong performance from the Group's customer franchise with net customer return[2] of 4.0% up from 3.6% in 2010
- Net interest income growth primarily due to mortgage volume gains. Margins were flat with re-pricing of mortgages and business offset by higher retail and wholesale funding costs
- Non-interest income had higher fees and wealth income offset by lower Markets and Treasury income
- Expense growth well contained at 2%. Cost of running business flat with merger and productivity savings offsetting business as usual costs, and creating headroom for investment in SIPs, distribution and J O Hambro
- Impairment charges significantly lower, primarily due to lower collectively assessed provisions across all business units as asset quality improves

Cash earnings features of 2H11

- Australian/NZ retail and wealth business core earnings growth of 6% partially offset by lower Institutional performance predominantly in markets
- Net interest income growth, with volume gains and higher margins from re–pricing of mortgages and business
- Non-interest income was down with flat fees and wealth income and lower Markets and Treasury income
- Expense growth contained to 3%. Merger and productivity savings offset business as usual expense growth. Additional investment accounted for all the expense growth
- Impairment charges higher, however excluding 1H11 overlay net decrease, impairments down 7%

1 For profitability metrics the change represents results for FY11 versus FY10 and 2H11 versus 1H11, the actual results for 2H11 and 1H11 are not represented here. 2 Net customer return is defined as Operating Income less Operating Expenses less Treasury and Markets Trading Income, divided by average credit risk weighted assets.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
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RETAIL/WEALTH DIVISIONS DRIVING GROWTH 19 21 10 9 5 7 11 10 Other NZ BTFG FY11 Business unit contributions 1,2 to earnings (% of total) 193 126 54 89 6,301 (27) (13) FY11 Business unit contribution1 to Cash earnings growth ($m) 31 33 24 20 SGB WIB WRBB 5,879 Up 7% Cash earnings Core earnings FY11 Cash earnings (A$m) WRBB WIB SGB BTFG NZ Other2 Group Operating income 6,417 3,057 3,369 1,853 1,275 1,152 17,123 Expenses (3,102) (1,032) (1,313) (907) (600) (152) (7,106) Core earnings 3,315 2,025 2,056 946 675 1,000 10,017 Impairment charges (549) 96 (389) (9) (181) 39 (993) Tax and non-controlling interests (817) (634) (500) (288) (147) (337) (2,723) Cash earnings 1,949 1,487 1,167 649 347 702 6,301 1 to business definitions 114 GBU Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 37 Refer unit definitions, 2 PB and GBU.

FY11 HIGHLIGHTS QUALITY FRANCHISE

Business Unit	Brand	Cash earnings $m	Cash earnings % change	Core earnings % change	Earnings summary	Performance summary
WRBB	Westpac RAMS	1,949	+11	+7	• Good balance sheet growth, mortgages up 8% and deposits up 9% • Margins down 7bps • Expenses up 2% • Impairment charges down 7%	• Deepening customer relationships, wealth penetration rising and best of peers at 20%[2] • Business Net Promoter Score rising in key segments, now best of major banks[3]
WIB		1,487	-2	-10	• Good customer flows • Margins up 29bps • Impairment charge benefit of $96m • Markets income down 24%	• Leading debt markets, foreign exchange and transactional banking positions[4] • Excellent asset quality
SGB	St.George BankSA Bank of Melbourne	1,167	+12	+3	• Balance sheet momentum improving through year, deposits up 8% • Margins up 15bps • Impairment charges down 24%	• Regaining momentum. Bank of Melbourne successful launch • Very strong improvement in cross sell of wealth and insurance products
BTFG	BT Financial Group Asgard	649	+9	+9	• Average FUA up 5% • BT Super for Life customers up 35% • Solid Life insurance result, up 22% • Rebound in general insurance in 2H11	• Leading Wrap and Superannuation platforms[5] consistently growing share • Life and General Insurance sales rising supported by expanded distribution
NZ[1]	Westpac	454	+41	+10	• Balance sheet growth higher than market in mortgages and business • Margins up 22bps • Impairment charges down 32%	• Investment in front line leading to improved share[6] in a soft market • Continued growth in products per customer

1 In NZ$. 2 Refer to slide 114 for Wealth penetration metrics provider details. 3 Source for Business NPS: DBM Consultants Business Financial Services Monitor, September 2011 – 6MMA. Australian Business NPS = NPS of main financial institution. 4 Peter Lee Surveys 2011. 5 Plan for Life, June 2011. 6 RBNZ September 2011.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack – November 2011 38

STRENGTHENED BALANCE SHEET 7.8 8.1 9.1 9.7 Common Equity (%) Other Tier 1 (%) Tier 1 Ratio increased to 9.7% 74 82 103 Liquid assets ($bn) Strengthened liquidity position to $103bn 6.0 6.6 7.5 8.1 45 Sep-08 Sep-09 Sep-10 Sep-11 Sep-08 Sep-09 Sep-10 Sep-11 Customer Deposit to Loan ratio 63% improving to Stressed TCE assets to TCE3 down 72bps 53 58 59 63 3.09 3.20 2.48 Customer to Loan ratio (%) Assets to TCE (%) Sep-08 Sep-09 Sep-10 Sep-11 1 2 1.30 Sep-08 Sep-09 Sep-10 Sep-11 2 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 39 1 Based on APRA methodology. 2 Excludes St.George Banking Group. 3 TCE is Total Committed Exposures.

CONTINUED STRONG DIVIDEND GROWTH PATH

- 2H11 dividend 80 cents, up 5% over 1H11
- FY11 dividend 156 cents, at record level, up 12% FY10/FY11
- Highest half year and full year dividend ever paid
- Payout ratio higher at 75% in FY11 consistent with
  - Current stage of cycle, with falling impairments and low RWA growth
  - Further clarity on APRA capital rules highlight Westpac's capital levels are strong
- DRP to be satisfied by new share issuance, with no DRP discount
- Significant franking balance of $1.3bn
- Full year dividend yield[1] 7.7%
  - Equivalent to a fully franked dividend yield of 11.0%

Dividends per share (cents)



56
60
63
68
70
72
56
60
65
74
76
80
1H06
2H06
1H07
2H07
1H08
2H08
1H09
2H09
1H10
2H10
1H11
2H11

Key dividend considerations

- Seek to lift dividends each half
- Pay fully franked dividends, utilising our $1.3bn franking balance to distribute value to shareholders
- DRP to be satisfied by new share issuance, with no DRP discount
- General principle is to maintain a sustainable payout ratio over time while allowing some earnings per share dilution through the DRP, to pay higher dividends and effectively distribute franking credits

Dividend payout ratio, cash basis (%)



62
66
69.4
69.2
71.6
72.7
70.5
75.0
2004
2005
2006
2007
2008
2009
2010
2011

[1] FY11 dividend using 30 September 2011 Westpac closing share price.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 40

WESTPAC GROUP FULLYEAR FULL YEAR FEATURES 2011 Westpac Banking Corporation ABN 33 007 457 141. 41

SOUND CASH EARNINGS PERFORMANCE

Cash earnings movement half on half ($m)



2,930
104
60
33
114
(73)
3,168
241
(120)
(104)
(67)
15
3,133
Up 8%
Down 1%
2H10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H11

Cash earnings movement half on half by Business Unit ($m)[1]



2,930
53
60
13
15
1
96
3,168
77
(47)
3
31
29
(128)
3,133
Up 8%
Down 1%
2H10
WRBB
WIB
SGB
BTFG
NZ
Other[1]
1H11
WRBB
WIB
SGB
BTFG
NZ
Other[1]
2H11

2H10 – 1H11 Group key features

- Improved margins and higher fee growth supporting revenue
- Expenses down 1% supported by productivity improvements
- Impairment charges fell across all divisions, particularly in WIB

1H11 – 2H11 Group key features

- Higher margins and volume growth offsetting lower Treasury and Markets
- Expenses up 3%, additional investment accounted for all the expense growth
- Impairment charges up slightly, 1H11 economic overlay reduction not repeated

2H10 – 1H11 Business unit key features

- Retail banking franchises exhibited revenue growth, sound expense control and declining impairment charges
- WIB benefited from fall in impairment charges with improving asset quality
- BTFG absorbed significant insurance claims to report higher result

1H11 – 2H11 Business unit key features

- Retail banking franchises had sound revenue growth, strong expense control
- BTFG aided by strong rebound in insurance revenue
- WIB and Other negatively impacted by lower Treasury and Markets income

1 Other includes PB and GBU

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011

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SOUND OPERATING INCOME

- Net operating income up 1% on 1H11 (up 1% FY10/FY11)
- Net interest income up 4% on 1H11 (up 3% FY10/FY11)
  - Modest loan growth and higher margins
- Non-interest income down 5% on 1H11 (down 2% FY10/FY11)
  - Fees and commissions stable with higher business fees offset by lower transaction fees and commissions
  - Stable wealth income with strong insurance result offsetting lower funds management
  - Lower Markets income primarily due to lower Debt Markets and Equities earnings
  - Other income lower reflecting lower gains on disposal of assets as 1H11 included gain on sale of Visa shares

Business unit contribution to operating income ($m)



8,337
66
(1)
31
21
(13)
60
8,501
139
(77)
55
75
31
(102)
8,622
Operating income up 2%
Operating income up 1%
2H10
WRBB
WIB
SBG
BTFG
NZ
Other[1]
1H11
WRBB
WIB
SBG
BTFG
NZ
Other[1]
2H11

Operating income 1H11 – 2H11 ($m)



8,337
30
133
(27)
(32)
52
18
(33)
23
8,501
155
109
(56)
33
2
1
(50)
(73)
8,622
Net interest up 2%
Non-interest up 2%
Net interest up 4%
Non-interest down 5%
2H10
AIEA growth[2]
Margins (assets, customer deposits, wholesale funding)
Margins (Treasury & Markets)
Margins (other)
Fees & Commissions
Wealth
Markets
Other
1H11
AIEA growth[2]
Margins (assets, customer deposits, wholesale funding)
Margins (Treasury & Markets)
Margins (other)
Fees & Commissions
Wealth
Markets
Other
2H11

1 Other includes PB and GBU. 2 AIEA is Average Interest Earning Assets

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011

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ASSET GROWTH, PREDOMINANTLY MORTGAGES

- Average interest earning assets up 2% and lending up 4% FY10/FY11
  - Australian mortgages up 6%, mortgage flow predominantly driven by proprietary channels
  - Australian business lending down 1%
    - FY11 saw reduced exposure to commercial property, though at a slower pace in 2H11
    - Westpac RBB and St.George delivered growth
  - Australian personal lending up 2%
- Australian lending up 2% on 1H11
  - Mortgages up 3%
  - Personal (incl. credit cards) flat
  - Business lending down 1% on 1H11

Australian mortgage flow (gross loans) Sep10 – Sep11 ($bn)



287.8
11.7
3.2
2.6
(0.7)
304.6
Up 6%
Sep-10
WRBB proprietary
WRBB broker
SGB proprietary
SGB broker
Sep-11

Australian business[1] lending flow Sep10 – Sep11 ($bn)



127.1
(3.0)
(0.1)
1.2
0.4
(0.3)
125.3
Down 1%
Sep-10
Commercial Property (CP)
WIB ex CP
WRBB ex CP
SGB ex CP
Other
Sep-11

1 Business lending movements do not take into account business that was transferred from WIB to Westpac RBB during the period

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011

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GOOD GROWTH IN CUSTOMER DEPOSITS deposits up (7%) on 54 36 34 35 Term Deposits Transaction Online Savings 1H11 and up $30bn (11% FY10/FY11) Customer deposits more than fully funded lending for 2H11 and for FY11 In 2H11 Customer deposit composition1 ($bn) 310 289 280 111 119 138 78 81 83 55 55 45% 27% 17% 11% - Most growth was in Term deposits, up $19bn. Term deposits now 45% of customer deposits - Online account balances were modestly lower as the Group chose not to match some of the higher priced on-line at call deposits in the market 2H10 1H11 2H11 - Transaction, mortgage offset and savings accounts were up slightly Customer deposit movements half on half ($bn) 310 19 Total deposits ($bn) 370 280 289 0 (2) 2 1 8 (1) 1 1 1 9 Up 30 11 60 Treasury deposits Other overseas New Zealand Online Savings Transaction Mortgage offset Term 1H11 Online Savings Transaction Mortgage offset Term 2H11 Up 3% 7% 269 2H11 Australia deposits Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 45 1 Mortgage offset accounts are included in Transaction accounts.

MARGINS MODESTLY HIGHER OVER HALF

- Net interest margin up 2bps to 2.23% (stable FY10/FY11)
  - 5bps increase from repricing of loan facilities, predominantly mortgages
  - 3bps decline from deposit impacts mostly due to a lower benefit from hedging low interest transaction accounts. Online spreads were higher offset by negative mix impacts with most new growth in low spread Term deposits
  - Wholesale funding costs had little impact given strong deposit growth
  - 2bps decline from lower Treasury and Markets income

Net interest margin[1] (NIM) (%)



NIM
NIM excl. Treasury and Markets
2.6
2.4
2.2
2.0
1.8
1H07
2H07
1H08
2H08
1H09
2H09
1H10
2H10
1H11
2H11

Net interest margin movement half on half (%)



Net interest margin up 4bps
Net interest margin up 2bps
Treasury & Markets impact on margin
Net interest margin excl. Treasury & Markets Income
2.17
0.14
2.03
(1bp)
(2bps)
9bps
(1bp)
(1bp)
2.21
0.13
2.08
Margin excl. Treasury & Markets up 5bps
(3bps)
0bps
5bps
2bps
(2bps)
2.23
0.11
2.12
Margin excl. Treasury & Markets up 4bps
2H10
Deposits
Wholesale funding
Loans & other assets
Capital & Other
Treasury & Markets
1H11
Deposits
Wholesale funding
Loans & other assets
Capital & Other
Treasury & Markets
2H11

1 Prior to 2008 does not include St.George. 2008 and 2009 are pro-forma with 1H09 ASX providing details of pro forma adjustments.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
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HIGH QUALITY NON INTEREST INCOME - Non-interest income down 5% (down 2% FY10/FY11) with flat wealth and fee income and lower trading income Fees & commissions flat (up 4% FY10/FY11) with higher business facility fees offsetting lower transaction fees and commissions related to credit cards Wealth and insurance income flat (up 4% FY10/FY11) - Strong insurance result, driven by Life and General insurance offset by 1,231 1,283 1,285 Fees and commissions ($m) weaker equity markets and lower returns from invested capital Trading income down 16% (down 30% FY10/FY11) - In 2H11 Trading represented 10% of Non-interest income, down from 12% in 1H11 and peak of 28% in 1H09 Other income down 53% (down 10% FY10/FY11) 2H10 1H11 2H11 Wealth and insurance income ($m) - In 2H11 there were lower gains from asset sales 793 811 812 Fees and Wealth and Trading Other Non-interest income contributors (%) 2H10 1H11 2H11 337 304 Trading income ($m) 32 32 34 13 12 10 5 5 3 commissions insurance 254 2H10 1H11 2H11 50 51 53 2H10 1H11 2H11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 47

WIB MARKETS AND TREASURY INCOME

- WIB Markets income is predominantly sourced through providing risk management and markets based products to customers
- Conditions were challenging, particularly in the fourth quarter, with extreme volatility across financial markets globally
- Markets income was $307m, down 8% on 1H11 (down 21% FY10/FY11). Within this decline were the following movements
  - Increased demand from customers managing higher volatility. Customer activity contribution was up 7% to $269m in 2H11
  - Lower Market trading activity from
    - Widening credit spreads resulting in declines in fair value across trading portfolios
    - Extreme price movements in asset markets adversely impacted markets income
- Treasury income is generated from the management of the Westpac Group's balance sheet
- Treasury income was $251m, down 17% (down 27% FY10/FY11)
  - Lower income from liquid asset portfolio, largely driven by fair value movements from widening credit spreads
  - Reduced earnings contribution from interest rate risk positions
- Higher liquid asset holdings ($103bn) has increased the sensitivity of Treasury income to market volatility



WIB Markets income and customer activity ($m)
Market trading activity
Customer activity
459
221
238
356
84
272
334
82
252
307
38
269
1H10
2H10
1H11
2H11



WIB Markets income ($m)
Debt Markets and Equities¹
FX&CCE
459
256
203
356
149
207
334
127
207
307
67
240
1H10
2H10
1H11
2H11



Treasury income ($m)
429
327
304
251
1H10
2H10
1H11
2H11

1 Represents net interest income and non-interest income from sales and trading operations in Debt Markets and Equity Derivative component of the Equities business.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
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EXPENSES WELL MANAGED, CONTINUED INVESTMENT

- Sector leading expense to income ratio of 41.8% in 2H11 (41.5% FY11)
- Expenses up 3% on 1H11 and up 2% FY10/FY11
  - Annual expense growth rate down for the fourth year running
- Additional investment accounted for all of the expense growth in 2H11
- In 2H11, additional merger and productivity savings ($123m) offset business as usual expenses including
  - Full period impact of January 2011 salary rises (around 4%)
  - Higher advertising spending
  - Increased property expenses
- Distribution investment includes Bank of Melbourne, additional wealth advisors and Asian expansion

Expense growth[1] (%)



4
3
6
7
5
3
2
FY05
FY06
FY07
FY08
FY09
FY10
FY11

Expense movements in 2H11 ($m)



Down 1%
3,534
3,501
(54)
(69)
108
Flat
3,486
54
52
13
Additional investment and one-offs
Up 3%
3,605
2H10
1H11
Merger synergies
Productivity
Business as usual
2H11 before invest
SIPs & other projects
Distribution
JO Hambro aquisition costs
2H11

1 Prior to 2008 does not include St.George. 2008 and 2009 are pro-forma with 1H09 ASX providing details of pro forma adjustments.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
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FURTHER PRODUCTIVITY GAINS IN 2012 VIA SOURCING AND OPTIMISING MULTI-BRAND Westpac is implementing changes to its back office and technology sourcing arrangements to ensure the Group is well positioned for the changing operating environment The arrangements will include in-sourcing of some functions and Sourcing changes Optimising multi-brand In October 2010, Westpac commenced a detailed productivity program to leverage best practice across the Group, particularly in the branch network This program extended to head office and other processing areas to look at duplication and best practice across brands outsourcing of certain activities to improve efficiency and flexibility Implementing these changes will involve some one-off costs in 2012, with the benefits beginning to emerge in 2013 Objectives of the program outlined in below table In 2011 that program delivered over $289m in productivity savings A key part of the process was the establishment of efficiency specialists across the Group in 2011. Trained in ‘lean’ or ‘six sigma’ processes these employees are bringing a continuous productivity culture to the Group These processes have identified further opportunities to improve Objectives Details Change business Increase the variability of the cost base and efficiency and these will be aggressively pursued in 2012 Opportunities include – Seeking cross business unit synergies while protecting brand uniqueness. This will include removing unnecessary duplication, centralising some activities and model for lower growth environment responsiveness to changes in customer demand Increase resource flexibility Respond faster to changing business needs and changing technologies optimising support functions – Additional process mapping to identify best practice across brands. Ultimately certain activities will be combined – Increased co-ordination of investment across brands to maximise the return on investment Reduce higher cost contractor base Improve capability Utilise skills not readily available Leverage global scale and capability of sourcing providers Efficiencies gained through this process are expected to begin to deliver from around mid 2012 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 50

SIPs Portfolio - Delivering Projects on Plan

Program	FY11 / FY12 / FY13 / FY14+
Credit Card Consolidation	Single, integrated credit card processing platform
Collections System	New collections case handling platform that enables consolidation of customer information onto one system
Enterprise Middleware Services	New middleware technology to simplify system to system linkages
Customer Master File	New technology aggregating customer data across multiple brands
Deposit Growth	Products and systems to support deposit growth
Wealth Management	One workbench for advice with market leading equities capabilities
Testing	Enhanced testing and release management for new software and hardware
BankSMART	Modernised systems for tellers and call centres
Customer Information Management	Integrated customer information management
Payments Transformation	Enterprise – wide payments platform and switch
Perimeter Security	Enhanced protection of technology environment
Data Centres	Consolidate and upgrade data centres
Integrated Transformation Program	Migration strategies for Data Centre & Perimeter Security
New on-line/mobile platform	New Platform Complete FY12; Online/mobile capability enhancements built out
Secured Lending	Enhanced mortgage origination and servicing capability

SIPs (Strategic Investment Priorities) is a suite of major investments designed to enhance Westpac's systems and technology infrastructure. Commenced in 2010, $2bn is expected to be spent on the SIPs over 5 years

Number of SIPs programs

- **FY11** 6 complete and 8 still in progress
- **FY12** 3 to be completed, 5 still in progress
- **FY13** 2 to be completed, 3 still in progress
- **FY14** 3 to be completed

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack – November 2011 51

INVESTMENT SPEND

- Investment spending totaled $740m in 2H11. Including $289m on SIPs (taking total spent on SIPs so far to $1,093m). Other spending included
  - Compliance $94m
  - Bank of Melbourne $86m
  - Other technology projects $76m
- Capitalised software balances were $1,303m, up $265m in 2H11, comprising
  - Additional capitalised expenditure of $410m, majority related to project spend on SIPs and compliance spending
  - Amortisation included $24m related to SIPs
  - Balances expected to peak at around $1.5bn in 2013
- Amortisation of SIPs capitalised expenses expected to add around 2% to expenses in 2012, with an additional 1% incremental increase in 2013

Capitalised software & deferred expenses ($m)	2H10	1H11	2H11
Capitalised software			
Opening balance	634	832	**1,038**
Additions	365	330	**410**
Amortisation, write-offs and other	(167)	(124)	**(145)**
Closing balance	832	1,038	**1,303**
Other deferred expenses			
Deferred acquisition costs	177	149	**144**
Other deferred expenses	12	9	**13**

Investment spend expensed ($m)	2H10	1H11	2H11
SIPs	77	67	69
Other	193	193	187
Total	**270**	**260**	**256**
Investment spend capitalised ($m)	**2H10**	**1H11**	**2H11**
SIPs	248	230	220
Other	144	128	264
Total	**392**	**358**	**484**

Investment spend excluding St.George merger ($m)



SIPS
Other (incl. compliance)
206
182
337
325
321
297
451
289
1H10
2H10
1H11
2H11

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack – November 2011
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IMPAIRMENT CHARGES 32% LOWER ON FY10

- Impairment charges have been on a declining trend as asset quality improves, new stress is easing and companies are returning to performing
- In 2H11 impairment charges were up 14% to $530m (down 32% to $993m FY10/FY11)
  - Excluding economic overlay changes, charge was down 7% on 1H11
- Most new charges in 2H11 due to higher individually assessed provisions from
  - Some companies on watchlists were downgraded to impaired
  - A top-up of provisions for some companies, mostly commercial property, where security values have fallen
  - New stress emerging in select sectors
  - Partially offset by write-backs, recoveries and repayments particularly in WIB

Provisioning coverage ratios	2H10	1H11	2H11
Collective provision to credit RWA	146bps	138bps	**126bps**
Collective provision to performing non-housing loans	196bps	182bps	**169bps**
Impairment provisions to impaired assets	40.7%	42.2%	**36.0%**
Total provisions to total RWA	181bps	179bps	**158bps**
Total provisions to gross loans	105bps	102bps	**88bps**

1 2000-2005 reported under AGAAP; 2006 onwards reported on A-IFRS basis

Impairment charges ($m)



541
664
1,611
1,681
879
577
463
530
1H08
2H08
1H09
2H09
1H10
2H10
1H11
2H11

Impairment charge to average gross loans[1] (bps)



32
33
31
23
19
17
19
31
73
37
24
19
22
Includes St.George Banking Group
2001
2002
2003
2004
2005
2006
2007
2008
2009
1H10
2H10
1H11
2H11

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
53

WESTPAC GROUP FULL YEAR BUSINESS UNIT PERFORMANCE 2011 Westpac Banking Corporation ABN 33 007 457 141. 54

WESTPAC RBB

STRONG CASH EARNINGS GROWTH OVER YEAR

Westpac RBB Cash earnings movement FY10 – FY11 ($m)


1,756
194
77
(57)
40
(61)
1,949
Up 11%
FY10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY11

1 Underlying business growth. Excludes transfers to other business units and Working Capital Solutions during period.

Key metrics	Movement		FY10 – FY11 performance
Net interest Income	↑	4%	• Average interest earning assets up 8%, with mortgages up 8% and business[1] up 4% • Margins 2.07%, down 7bps but improving through the year. Decline due to higher wholesale and retail funding costs
Non-Interest Income	↑	8%	• Higher business fees • Increased advice fees from more referrals
Expenses	↑	2%	• Efficiency initiatives commenced early in the year assisted in offsetting higher project costs and general salary increases
Core earnings	↑	7%	• Strong revenues and well managed expenses
Impairment charges	↓	7%	• Improved quality of the business portfolio
Tax & NCI	↑	8%	• Broadly in line with growth in pre tax profit
Expense to income ratio	48.3%		• 120bps lower
Economic profit	$1,790m		• Up 13%. Higher than cash earnings growth as the equity charge increased by a more modest 5% (due to most growth occurring in low risk mortgages)
Asset quality	Improving		• Delinquencies and business impaired assets up over the year although the trend is showing signs of improvement

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack – November 2011 55

WESTPAC RBB

WESTPAC LOCAL STRATEGY DELIVERING A COMPETITIVE ADVANTAGE

Cash earnings movement half on half ($m)



883
36
30
(2)
12
(23)
936
134
5
(50)
1
(13)
1,013
Up 6%
Up 8%
2H10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H11

Net interest margin (%)



2.08
5bps
(1bp)
(1bp)
(2bps)
(4bps)
2.05
8bps
(1bp)
4bps
(6bps)
(2bps)
2.08
Down 3bps
Up 3bps
2H10
Asset spread
Asset mix
Deposit spread
Deposit mix
Wholesale funding & other
1H11
Asset spread
Asset mix
Deposit spread
Deposit mix
Wholesale funding & other
2H11

Movement 1H11 – 2H11

Cash earnings	↑	8%	• Cash earnings up 8% to $1,013m • Core earnings up 6% to $1,702m
Net interest income	↑	5%	• Mortgages up 4%, with strong retention of customers, positive net refinancing • Business loans up 3% excluding transfers to WIB (up 1% including WIB transfers) • Deposits up 5%, with growth improving through half
Margins	↑	3bps	• Margins up 3bps to 2.08% • Full period impact of repricing of mortgages in Nov 2010 • Lower deposit spreads due to mix impact, with relatively high growth in lower spread Term deposits
Non-interest income	↑	1%	• Rise in business lending fees • Largely offset by softer credit card loyalty points income and lower card fees
Expenses	↑	3%	• Productivity initiatives delivered a 188 reduction in FTE (down 756 in FY11) • Helped offset 4.3% salary increase, SIPs investment and launch of new brand campaign
Impairment charges		flat	• Impairment charges down $1m to $274m • Consumer impairment charges down $40m, with a 5bps decline in 90+day mortgage delinquency rates • Business impairment charges up $39m due to provisioning top-ups for existing facilities and some increase in stress

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011

56

STRONG EMPLOYEE ENGAGEMENT DRIVING WESTPAC RBB IMPROVING CUSTOMER METRICS 2H10 1H11 2H11 Change on prior period Employees (# FTE) 11,197 10,629 10,441 - key metrics Key metrics Prior investment in Westpac Local has delivered strong relationship based growth with building 2H11 momentum (particularly deposits), effective management of margins and strong expense control Improved key metrics, including NPS Key features of 2H11 Employee engagement (%) 81 n/a 85 Employee advocacy (#) 32 n/a 52 Revenue per employee (‘000) 272 289 313 C t 4( ) 5 06 5 13 5 18 - for target segments. now ranks the clear No. of major banks in Commercial and SME; and No. 3 of majors in Consumer affluent1,2 - Employee engagement (above global high performing norm) and advocacy (at record highs) - Wealth cross sell, particularly with wealth interviews, BT Super for Life, Life Insurance and H&C Insurance. WRBB has the highest percentage of Customers4 (m) 5.06 5.13 5.18 NPS – Consumer affluent1 (#) -24 -22 -17 NPS – Business SME2 (#) -21 -17 -10 NPS – Business Commercial2 (#) -7 -1 3 the prior Strategy customers with wealth products of major banks3 at 20% Mobile banking leader with 700K active customers (up 41% over half) Commercial Customer retention4 (%) 97.1 97.5 97.6 Customers 4+ products4 (%) 27.5 28.3 29.3 Customers with wealth product (%)3 18.8 19.6 19.8 Strategy is focused on optimising investment in Westpac Local Westpac Local aims to improve the capability and responsiveness of the front line, to assist our people build deeper relationships and become closer to customers and communities Strategy aims to grow customer numbers, maintain high retention levels, and BT Super for Life customers (‘000) 184 206 230 Insurance – H&C cross sell (%) 70 76 79 Wealth Interviews (‘000) 19.2 22.2 25.6 deepen relationships by increasing customer advocacy across affluent, commercial and SME segments. These segments generate 70% of returns; 90% of deposit growth. Affluent consumers deliver 2.4x more revenue growth per customer when they are promoters versus detractors Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 57 1 Source for Consumer NPS: Roy Morgan Research, September 2011 – 6MMA. Australian Consumer NPS = NPS of main financial institution, Aged 14+. Data till September 2011. 2 Source for Business NPS: DBM Consultants Business Financial Services Monitor, September 2011 – 6MMA. Australian Business NPS = NPS of main financial institution. 3 Refer to slide 114 for Wealth penetration metrics provider details. 4 Excludes RAMS.

WESTPAC RBB

GOOD BALANCE SHEET GROWTH

- Mortgages up 4% on 1H11
  - Focused on service led strategy
  - Retention 97.6% with more mortgages refinanced from each major peer than lost to each major peer
  - Broker sales increased, but remain low by historical standards at 37% of 2H11 flows
  - RAMS grew 8% in 2H11
- Other personal lending (including credit cards) down 2% on 1H11
- Business lending up 3%[2] across a diverse range of sectors
- Deposits up 5% on 1H11 with the majority of growth in Term deposits (up 8%). Term deposits now represent 41% of total deposits

Balance sheet

($bn)	2H10	1H11	2H11	% Chg on 1H11	
NET LOANS	**239.1**	**247.8**	**256.0**	↑	**3**
Mortgages	187.6	194.6	202.7	↑	4
Business[2]	43.8	44.1	45.4	↑	3
TOTAL DEPOSITS	**114.5**	**119.7**	**125.1**	↑	**5**
Term deposits	42.6	48.0	51.7	↑	8
TCE[3]	**289.4**	**300.5**	**311.3**	↑	**4**

Becoming a sector leader in business banking

- Westpac Local strategy is delivering a strong and improving performance in business banking. Over the last year
  - Our target segments improved and rated No.1 of majors, with Commercial Business NPS up 930bps to +2.8 and our SME Business NPS increasing their lead on majors, up 11 percentage points to -9.6[1]
  - Won Money Magazine 2011 Business Bank of the Year award, for the 4th year running
  - Revenue per local business banker up 5%
  - Business loan growth up 3.6%[2] over the year, outperforming sector growth rates. Business deposit growth up 11%

Lending mix at 2H11 (%)


Mortgages
Business lending
Other
79
18
3

Balance sheet growth[2] (6 mth % chg), Margins (%)


Mortgages (LHS)
Business (LHS)
Deposits (LHS)
Margins (RHS)
9
6
3
0
2.2
2.1
2
1.9
1.8
4.7
1.3
5.0
3.7
0.7
4.5
4.2
2.9
4.5
2H10
1H11
2H11

1 Source for Business NPS: DBM Consultants Business Financial Services Monitor, September 2011 – 6MMA. Australian Business NPS = NPS of main financial institution. 2 Underlying business growth. Excludes transfers to/from other business units and Working Capital Solutions during period. 3 TCE is Total Committed Exposure.

Westpac Group Full Year 2011 Investor Discussion Pack – November 2011
58

MAINTAINING STRONG RISK PROFILE, WITH WESTPAC RBB IMPROVING CONSUMER SEGMENT 589 64 2 (30) (5) (71) Stressed exposures as a % of TCE2 at 148bps, down 16bps on 1H11 (down 4bps FY10/FY11) - Impaired assets down 2bps at 23bps on 1H11 (flat FY10/FY11) - 90+ days past due and well secured down 4bps to 50bps on 1H11 (up 4bps FY10/FY11) Strong risk profile1 Movement in impairment charges ($m) - Watchlist and substandard down 10bps to 74bps on 1H11 (down 9bps FY10/FY11) Mortgage 90+ day delinquencies at 55bps, down 5bps (up 9bps FY10/FY11) Credit Cards 90+ day delinquencies at 98bps, down 8bps (down 13bps FY10/FY11) Impairment charges flat on 1H11 (down 7% FY10/FY11) - Business impairment charges up $39m top-for Down 7% FY10 New IAPs Write-backs Recoveries Write-offs FY11 Business in 2H11 due to provisioning top-ups existing facilities and some increase in stress Mortgages 90+ days delinquencies (%) Stressed exposures as a % of TCE TCE2 (%) 1.0 1.5 2.0 Credit Cards 1 2 Impaired 90+ days past due well secured Watchlist & substandard 0.0 0.5 Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 1H09 2H09 1H10 2H10 1H11 2H11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 59 1 Refer page 115 for asset quality definitions. 2 TCE is Total Committed Exposure.

STRONG UNDERLYING BUSINESS PROVIDING SUSTAINABLE EARNINGS

WIB

WIB Cash earnings movement FY10 – FY11($m)



1,514
26
(264)
6
219
(14)
1,487
Down 2%
FY10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY11

Key metrics	Movement		FY10 – FY11 performance
Net interest Income	↑	1%	• Average interest earning assets down 11% although lending lower • Margins 1.97%, up 29bps supported by early amortisation of establishment fees and interest recoveries
Non-interest Income	↓	17%	• Markets income down 21% • Good customer flows, including in transactional banking • Assets sales of $46m in 2010 not repeated
Expenses	↓	1%	• Well contained expenses with annual increases offset by efficiency initiatives and lower performance based pay
Core earnings	↓	10%	• Down from lower non-interest income
Impairment charges	↓	178%	• $96m benefit in FY11 with writebacks and improving asset quality leading to a reduction in provisions required
Tax & NCI	↓	2%	• Broadly in line with lower pre tax profit
Expense to income ratio	33.8%		• Leading expense discipline
Economic profit	$1,162m		• Relatively flat with the decline in assets and an improvement in impaired and stressed assets reducing the capital allocated by 2% hence reducing the equity charge
Asset quality	Excellent		• Impaired assets as a % of Total Committed Exposures down 20bps

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 60

STRONG CUSTOMER RELATIONSHIPS WIB OFFSETTING LOWER MARKETS Cash earnings. 6% Cash earnings down 6% to $720m Core earnings down 8% to $968m Net Improved Movement 1H11 – 2H11 707 28 9 71 767 26 54 720 (29) (19) (103) (12) (12) Cash earnings movement half on half ($m) interest income. 3% customer margins and early amortisation of establishment fees partially offset by lower lending Margins. 7bps Improved margins from repricing of facilities Early amortisation of establishment fees as facilities repaid/renegotiated Up 8% Down 6% Non-interest income. 15% Impact of market volatility particularly in fourth quarter – Credit spreads widened reducing trading income – Mark to market losses on securities held Partially offset by strong customer flows which increased customer driven markets revenue by 7% 2H Net Non Expenses Impairment charge Tax NCI 1H11 Net Non Expenses Impairment charge Tax & NCI 2H11 Markets income ($m) Expenses. 2% Strong expense management Salaries largely flat with higher restructuring charges offset by lower performance related pay Higher technology and compliance costs from investing in and strengthening platforms 84 82 38 76 75 88 40 60 80 100 200 300 400 500 Market trading activity Customer activity Customer activity (%) (RHS) Impairment charges. large Impairment benefit of $75m in 2H11 Reduction in new stressed assets Higher write-backs from impaired assets 272 252 269 0 20 0 100 2H10 1H11 2H11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 61

WIB

LEAD AUSTRALASIAN INSTITUTIONAL BANK

Strategy

- Deliver superior returns by providing market-leading solutions, service and insight to earn all our customers' business
- Deepen customer relationships by providing institutional insights from sector specialists, superior technology and servicing capability
- Strong focus on Australia and New Zealand, while enhancing global presence to support customers. Sector wide coverage focusing on natural resources, agriculture and trade
- Maintain product leadership and develop new capabilities through continued investment and innovation

Global Transactional Services

- **No.1 Lead Domestic Transactional Bank**[1]
  Peter Lee Associates Large Corporate & Institutional Transactional Banking surveys, Australia 2004-11 & NZ 2011
- **No.1 Relationship Strength**[1]
  Peter Lee Associates Large Corporate & Institutional Transactional Banking surveys, Australia & NZ 2004-11
- **No.1 for Overall Satisfaction**[1]
  Peter Lee Associates Large Corporate & Institutional Transactional Banking surveys, Australia 2007-11 & NZ 2011
- **No.1 Best Transactional Banking Platform**[2]
  Peter Lee Associates Large Corporate & Institutional Transactional Banking surveys, Australia 2005-11

Australasian footprint


Operations in Asia have been running since 1972. While headquartered in Singapore, to support our customers, the geographic footprint continues to expand, incorporating branches in Shanghai, Hong Kong, Beijing and representative offices in Mumbai and Jakarta
Strong focus in Australia and New Zealand (73% of WIB's Total Committed Exposures)
Offshore operations also located in US and UK

Debt Markets

- **No.1 Lead Debt Security Provider**
  Peter Lee Associates Australian Debt Securities Origination surveys, Australia 2010-11
- **No.1 Relationship Strength**
  Peter Lee Associates Australian Debt Securities Origination surveys, Australia 2010-11
- **No.1 Australian Domestic Bond Underwriting**
  Bloomberg Capital Markets League Tables (3rd quarter 2011)
- **No.1 Public Domestic Asset-Backed Securities** (incl. self-led deals)
  Insto Debt League Tables (3rd quarter 2011)
- **No.1 All-AUD Domestic Vanilla** (incl. self-led)
  KangaNews League Tables (1 Jan – 2 Sep 2011)

FX&CCE

- **No. 1 Corporate FX market share**
  Peter Lee Australian Foreign Exchange survey, Australia 2010
- **No.1 Relationship Strength**
  Peter Lee Associates Foreign Exchange survey, Australia 2009-10
- **No.1 Sales Strength**
  Peter Lee Associates Foreign Exchange survey, Australia 2009-10
- **Best FX bank - New Zealand**
  Global Finance World's Best FX Banks, 2010
- **No.1 Relationship Strength with Financial Institutions**
  Peter Lee Associates Foreign Exchange survey, New Zealand 2008-11

1 Peter Lee Associates Large Corporate and Institutional Transactional Banking surveys Australia & NZ 2004-11 (NZ = No.1 in 2011). In Australia ranked against the Top 4 competitors and in NZ ranked against the Top 3 competitors. 2 Peter Lee Associates Large Corporate & Institutional Transactional Banking surveys, Australia 2005-11. Based on the platform performance index. Ranking against the Top 4 competitor platforms.

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
62

WIB

HIGH QUALITY CUSTOMER EARNINGS

- Strong customer franchise and lead positions in Debt Markets and Global Transactional Services driving solid returns, partially offset by lower markets income due to volatile market conditions from European Sovereign and US debt concerns
- Solid Debt Markets income of $679m, though down 13% (down 12% FY10/FY11)
  - Core lending business performing well, with improved margins
  - Trading income adversely affected by challenging market conditions particularly in the fourth quarter
  - Continued early amortisation of establishment fees
- Global Transactional Services income of $285m, up 5% (up 10% FY10/FY11)
  - Market leadership position through relationship banking, superior transactional platforms and innovative customer focussed solutions
  - Increased transactional volumes and margins
- Strong FX&CCE income of $240m, up 16% (up 9% FY10/FY11)
  - Trading income positively affected by market volatility and corresponding customer flows, particularly in the fourth quarter
- Equities income down 9% (down 26% FY10/FY11) from challenging external environment and lack of appetite for geared equity products
- Hastings income down 29% (down 31% FY10/FY11) due to lower performance fees from Funds Management business. 2H10 benefited from gains of non-core asset sales

Income by business segment ($m)


2H10
1H11
2H11
Debt Markets
736
779
679
Global Transactional Services
256
271
285
FX&CCE
207
207
240
Equities
86
70
64
Hastings
62
45
32
2H11 Income contribution (%)
Debt Markets
Global Transactional Services
FX&CCE
Equities
Hastings
Other
46
19
16
13
4
2

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011

63

IMPROVED DEPOSIT GATHERING; STABILISING WIB LOAN BALANCES Deposits increased 2% to $52bn (up 9% FY10/FY11) due to an increase in Term deposits and Corporate cash balances - Leading position and ongoing investment in Transactional banking capabilities supporting deposit gathering capacity - Customers maintaining surplus cash positions Lending relatively stable down $1bn or 2% on 1H11 62 61 60 48 51 52 1.9 2.0 2.1 50 60 70 Net loans (LHS) Deposits (LHS) Margins (RHS) WIB net loans deposits ($ and bn) and Margins (%) - Customers remaining cautious with most activity based on refinancing rather than new lending Outlook stabilising given - Large de-gearing mostly complete - Lack of bond market 1 5 1.6 1.7 1.8 0 10 20 30 40 activities given current disruptions - Increased focus on resources and infrastructure Diversified lending portfolio across industry sectors - Property exposure stable at 11% of WIB portfolio Margins increased 7bps to 2.0% on 1H11 driven by f 1.5 2H10 1H11 2H11 Total committed exposure by industry (%) - Improved pricing for risk - Interest recoveries from debt sales - Interest recoveries from facilities already written off 45 14 8 5 4 3 4 Finance & insurance Property Other Govt admin & defence Manufacturing 11 6 Trades Utilities Mining Transport & storage Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 64

WIB

EXCELLENT ASSET QUALITY DEMONSTRATING STRENGTH OF INSTITUTIONAL PORTFOLIO

Impairment benefit from improvement in stressed assets

- Asset quality continued to strengthen resulting in an impairment benefit of $75m in 2H11 ($96m for FY11). The improvement in impairment charges reflects the quality of the book with
  - Repayments and writebacks as companies return to health
  - Reduction in new stressed assets
- New IAPs relatively stable compared to FY10
- Write-backs increased by $101m in FY11 as some impaired exposures were resolved on more favourable terms than expected
- Significant CAP reduction in FY11 due to repayments and upgrades

Movement in impairment charges/(benefits) ($m)



123
(7)
(101)
0
2
(113)
(96)
Down $219m
FY10
New IAPs
Writebacks
Recoveries
Write-offs
Changes in CAPs
FY11

Stressed exposures significantly down[1]

- Stressed exposures as a percentage of TCE[2] reduced 100bps on 1H11 (down 200bps FY10/FY11) to 2.6% of the WIB portfolio[3]
  - Stressed exposures down from peak of 4.6% as at 30 September 2010
  - Stressed property exposures reduced by 18% on 1H11 (down 42% on FY10/FY11)
- Impaired exposures down 15bps on 1H11 (down 20bps FY10/FY11) to 71bps

Stressed exposures as a % of TCE[2,3] (%)



Impaired
90 days past due well secured
Watchlist & substandard
0
2
4
6
1H09
2H09
1H10
2H10
1H11
2H11

1 Refer to slide 115 for asset quality definitions. 2 TCE is Total Committed Exposure. 3 Includes Premium Business Group.

Westpac Group Full Year 2011 Investor Discussion Pack – November 2011

65

GOOD MOMENTUM AND IMPROVING ASSET QUALITY

ST.GEORGE

st.george BankSA Bank of Melbourne

St.George Banking Group Cash earnings movement FY10 – FY11 ($m)



1,041
158
(29)
(71)
122
(54)
1,167
Up 12%
FY10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY11

Key metrics	Movement		FY10 – FY11 performance
Net interest Income	↑	6%	• Average interest earning assets broadly flat with a 2% rise in mortgages offset by lower business balances • Margins 2.06%, up 15bps supported by repricing of mortgages combined with the reclassification of income from non-interest to net interest
Non-Interest Income	↓	5%	• Higher business fees offset by lower business fees and a reclassification of income to net interest
Expenses	↑	6%	• Expenses up 2% excluding Bank of Melbourne launch • Advertising spending also increased with more brand marketing
Core earnings	↑	3%	• Supported by solid income growth
Impairment charges	↓	24%	• Mostly from a decline in new stress emerging
Tax & NCI	↑	12%	• In line with growth in pre tax profit
Expense to income ratio	39.0%		• Up 70bps given the higher expense growth
Economic profit	$952m		• Up 24% higher than cash earnings from a 3% fall in equity allocated to the business
Asset quality	Improving		• Asset quality generally improving. Re-weighting of commercial property continued

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011

66

ST.GEORGE RESTORING MOMENTUM WITH BRANDS WELL POSITIONED Cash earnings. 1% Cash earnings up 1% to $585m Core earnings up 4% to $1,048m Mortgages up 1% with proprietary lending 64% of flow Other personal lending (including cards) up 3% 569 52 4 582 40 15 0 585 (21) (9) (13) (15) (37) Cash earnings movement half on half ($m) Movement 1H11 – 2H11 Net interest income. 3% Business lending flat with growth in SME and auto finance offset by slower commercial lending Deposits up 7% driven by growth in Term deposits. Deposits fully funded lending for half and year Margins up 5bps to 2.09% Margins. 5bps Mortgage repricing and roll-off of 2011 year discounts Business repricing and reclassification of some lending application fees to interest income accounted for 1bp Lower deposit spreads from mix impacts of high Term deposit growth Higher business lending fees 2H Net interest margin (%) Core earnings ($m) Non-interest income. 6% Market sales income higher as customers increased their use of hedging to manage more volatile markets Expenses. 2% Excluding Bank of Melbourne launch costs expenses were down 2% aided by restructuring and productivity benefits 1.90 2.04 2.09 1bp 1bp (1bp) (1bp) (2bps) (3bps) (2bps) 17bps 10bps (1bp) Up 5bps Up 14bps 986 1,008 1,048 Impairment charges. 21% Impairment charges up $37m (21%) to $213m Consumer impairment charges down $4m with improved delinquencies Business impairment charges up $41m mostly top-ups in QLD/WA Commercial property 2H10 Asspet spread Asset mix Deposit spread Deposit mix Wholesale funding & other 1H11 Asset spread Asset mix Deposit spread Deposit mix Wholesale funding & other 2H11 2H10 1H11 2H11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 67

SOLID IMPROVEMENT IN KEY METRICS WITH WEALTH CROSS SELL UP SIGNIFICANTLY

ST.GEORGE

St.George | BankSA | Bank of Melbourne

Key features of 2H11

- Momentum being restored, with growth in lending and deposits improving over the half while maintaining effective management of margins and solid expense control
- Improved sales productivity with continuing improvement in revenue per employee
- Improved key customer metrics, particularly customers with wealth products (up 80bps to 12.6%), BT Super for Life customers up 47% and Insurance Home & Contents cross sell up 10% points at record levels of 68%. Retained lead on majors in NPS[1,2]
- Launched Bank of Melbourne to meet the needs of Victorians for a local bank
  - Seamless launch leveraging off St.George Banking Group infrastructure
  - Early success with first two months of customer growth significantly above the same two months for St.George branches in Victoria in 2010

Strategy

- St.George Banking Group is home to three regional brands. Brands are locally managed with different strategies in their respective States
  - St.George in NSW/ACT aims to build on its capabilities as the 'people's bank' to grow share through being the No.1 alternative to the majors, leveraging off its existing base
  - St.George in WA/Qld is an attacker brand focussed on deposit gathering
  - BankSA with its strong 'We're closer' positioning (banks 1 in 3 South Australians) aims to grow in target youth and affluent segments
  - Bank of Melbourne is filling the market gap in Victoria for a strong 'super' local bank, with significant expansion plans to more than double branches over the next 5 years
  - RAMS will be part of the St.George Banking Group from 1 October 2011

Key metrics

	2H10	1H11	2H11	Change on prior period
Employees (# FTE)	5,270	4,952	4,998	-
Employee engagement (%)	81	n/a	78	✗
Employee advocacy (#)	22	n/a	28	✓
Revenue per employee ('000)	309	335	343	✓
Customers (m)	2.66	2.66	2.70	✓
NPS – Consumer[1] (#)	-4.3	-4.1	-1.5	✓
NPS – Business[2] (#)	3	5	-5	✗
Customer retention (%)	92.9	93.2	93.2	-
Customers 4+ products (%)	24.2	25.3	26.6	✓
Customers with wealth product (%)[3]	11.3	11.8	12.6	✓
BT Super for Life customers ('000)	19	30	44	✓
Insurance H&C cross sell (%)	47	58	68	✓
Wealth Interviews ('000)	n/a	3.3	3.5	✓

1 Source for Consumer NPS: Roy Morgan Research, September 2011 – 6MMA, Australian Consumer NPS = NPS of main financial institution, Aged 14+. Data till September 2011. 2 Source for Business NPS: DBM Consultants Business Financial Services Monitor, September 2011 – 6MMA, Australian Business NPS = NPS of main financial institution. 3 Refer to slide 114 for Wealth penetration metrics provider details.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011

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ST.GEORGE

MOMENTUM IMPROVING, PARTICULARLY DEPOSITS

st.george | BankSA | Bank of Melbourne

- Mortgages up 1% on 1H11, focus on proprietary channels (brokers 36% of 2H11 flow down from 48% two years ago)
  - Brand specific advertising campaigns gaining traction
  - Broker balances continue to decline due to back book run-off
- Credit cards and personal loans up 3% on 1H11 due to improved focus on increased cross sales, which was partly offset by customers paying down debt through the half
- Business lending[1] flat on 1H11
  - SME and auto finance growth offset by run-off of stressed assets and slower commercial lending
  - Book quality improved and with higher margin on new lending
  - In August, the approved component of the business pipeline was at its highest level in 2 years
- Deposits up 7% on 1H11 driven by Term deposits up 16%, and now represent 48% of total deposits

Balance sheet

($bn)	2H10	1H11	2H11	Chg on 1H11 (%)	
NET LOANS	**126.8**	**126.7**	**128.1**	↑	1
Mortgages	89.5	90.0	91.2	↑	1
Business[1]	31.6	30.8	30.8	-	-
TOTAL DEPOSITS	**65.6**	**66.4**	**70.8**	↑	7
Term deposits	26.9	29.2	33.9	↑	16
TCE[3]	**142.0**	**143.9**	**147.1**	↑	2

Mortgage growth by brand[2,3] (% change on 1H11)



Proprietary
Broker
3.4
1.4
2.3
(0.4)
4.1
(1.5)
3.8
(0.6)
3.8
(1.0)
BankSA
St.George NSW/ACT
Bank of Melbourne[4]
St.George Qld
St.George WA

Lending mix at 2H11 (%)



Mortgages
Business lending
Other
71
24
5

Balance sheet growth (6 mth % chg), Margins (%)



Mortgages (LHS)
Business (LHS)
Deposits (LHS)
Margins (RHS)
2.1
(1.6)
3.0
0.6
(2.5)
1.2
1.3
0
6.6
2H10
1H11
2H11
9
6
3
0
-3
2.2
2.1
2
1.9
1.8

1 Business lending incorporates both small business and corporate lending. St.George Banking Group corporate customer segment includes customers with facilities that typically do not exceed $150m. 2 Mortgage stock changes during period. 3 TCE is Total Committed Exposures. 4 Bank of Melbourne was a new brand launched in Victoria during the half that was formerly called St.George.

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69

BankSA

Sound core earnings growth over year

st.george | BankSA | Bank of Melbourne

BankSA Cash earnings movement FY10 – FY11 ($m)


207
20
(1)
(8)
(17)
2
203
Down 2%
FY10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY11

Key metrics	Movement		FY10 – FY11 performance
Net interest Income	↑	5%	• Average interest earning assets up 5%, with mortgages up 5% and business up 1% • Margins 2.25%, up 2bps due to improved balance sheet mix
Non-Interest Income	↓	1%	• Decrease in lending and trading related fee income as a result of reduced lending activity in both retail and commercial sectors
Expenses	↑	4%	• As a result of increased costs for equipment, occupancy and marketing related activity
Core earnings	↑	3%	• Supported by solid income growth
Impairment charges	↑	Large	• Up $17m primarily reflecting deterioration in one commercial property exposure • Credit quality remains very strong with impairments representing just 0.21% of overall lending
Tax & NCI	↓	2%	• Broadly in line with growth in pre tax profit
Expense to income ratio	↑	37.3%	• 20bps higher due to expenses growing marginally faster than revenue
Asset quality	Improving		• Excluding commercial property exposure, Delinquencies and business impaired assets trend is showing signs of improvement

Westpac GROUP

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SOLID RISK PROFILE ST.GEORGE 57 76 (64) (13) (178) Stressed exposures as a % of TCE2 at 371bps, down 15bps on 1H11 (down 48bps FY10/FY11) as upgrades have increased over the half - Impaired assets down 1bp at 108bps (steady FY10/FY11) - 90+ days past due and well secured down 19bps at 70bps (down 11bps Improving risk profile profile1 Movement in impairment charges ($m) 389 FY10/FY11) - Watchlist and substandard up 6bps at 194bps (down 35bps FY10/FY11) Mortgage 90+ day delinquencies at 45bps down 6bps (up 9bps FY10/FY11) Credit cards 90+ day delinquencies at 118bps down 23bps (up 4bps FY10/FY11) Impairment charges up 21% on 1H11 (down 24% FY10/FY11 to $389m) Down 24% FY10 FY11 - Business impairment charges in 2H11 up $41m, mostly top-ups in Qld/WA Commercial property Mortgages 90+ days delinquencies (%) Stressed exposures as a % of TCE TCE2 1.0 1.5 2.0 Credit Cards 2 3 4 5 Impaired 90+ days past due well secured Watchlist & substandard 0.0 0.5 Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-1 0 1 1H09 2H09 1H10 2H10 1H11 2H11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 71 1 Refer page 115 for asset quality definitions. 2 TCE is Total Committed Exposure.

CASH EARNINGS UP 9% OVER YEAR FROM STRONG FUNDS MANAGEMENT RESULT

BTFG

BTFG Cash earnings movement FY10 – FY11 ($m)



Legend included in table
595
74
197
324
24
97
(41)
3
(29)
649
43
199
407
Total Cash earnings up 9%
FY10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY11

Key metrics	Movement		FY10 – FY11 performance
Net interest Income	↑	9%	• Higher deposits and mortgage balances in Private banking
Non-Interest Income	↑	7%	• Good increase in average FUA balances (up 5%) lifting funds management fees • Offset by the cost of natural disasters in the insurance business and higher commissions from improved sales
Expenses	↑	5%	• Continued investment in the business including the J O Hambro acquisition
Core earnings	↑	9%	• Income growth well ahead of expense growth
Impairment charges	↓	25%	• Movement not material in $ amount ($3m)
Tax & NCI	↑	11%	• In line with growth in pre tax profit
Cash earnings	↑	9%	• Strong funds management, flat insurance
Funds mgt	↑	26%	• Good FUA flows well ahead of industry • Strong sales
Insurance	↑	1%	• Strong cross-sell and improved sales offset by catastrophe claims costs in 1H11
Capital & other	↓	42%	• Higher capital charges and increase in expenses held centrally
Average FUM	↑ 3%		• Increased to 42.9bn
Average FUA	↑ 5%		• Strong relative net flows moderated by market moves to $81.6bn
Expense to income ratio	48.9%		• 110bps lower given the solid income growth above expense growth
Economic profit	$531m		• Up 20%, capital efficiency of the business

Westpac Group Full Year 2011 Investor Discussion Pack – November 2011
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BTFG

STRONGLY POSITIONED ACROSS THE VALUE CHAIN

BT

Cash earnings movement half on half ($m)


294
51
(29)
(7)
309
1
49
(19)
340
Up 5%
Up 10%
2H10
Funds Management[1]
Insurance
Capital
1H11
Funds Management[1]
Insurance
Capital
2H11

FUM/FUA impacted by market declines in 2H11[2]

FUA and FUM	Average		Period end	
	$bn	% mov't 1H11 - 2H11	$bn	% mov't 1H11 - 2H11
BT Wrap/Asgard FUA	69.9	1	65.6	(7)
Corporate Super FUA	9.1	6	8.6	(4)
Total FUA	82.1	1	77.4	(6)
Retail FUM	16.1	(2)	14.8	(10)
Institutional FUM	12.3	-	11.7	(6)
Wholesale FUM	14.7	4	13.6	(9)
Total FUM	43.1	1	40.1	(9)

1 Funds Management includes BTIM and our Private Bank business. 2 The spot ASX200 fell 17% in 2H11. 3 Plan for Life, June 2011.

Movement 1H11 – 2H11

Cash earnings	↑	10%	• Cash earnings up 10% to $340m
Funds management cash earnings	-	flat	• Cash earnings flat at $204m, a strong performance given market declines • Average FUM up 1% with margins down 1bp • Average FUA up 1% with margins flat • Sector leading platforms[3] (BT Wrap/Asgard) generating strong flows (38% market share) • Expanding reach with BT Super for Life and Life Insurance on Wrap
Insurance cash earnings	↑	65%	• Cash earnings up 65% to $124m • Life insurance Cash earnings up 20% due to solid premium growth and strong sales (up 37%) • General Insurance Cash earnings of $22m versus 1H11 loss of $17m with no catastrophe claims • Lenders Mortgage Insurance Cash earnings down 3% due to higher claims costs • General Insurance sales through WRBB and St.George showing significant improvement in Home & Contents insurance (St.George up 10% points to 68%)
Capital & other cash earnings	↓	61%	• Decrease to $12m • Earnings impacted by market declines
Expenses	↑	6%	• Up 6% over 1H11 • Excluding J O Hambro acquisition costs ($13m) expenses were up 3%

Westpac GROUP

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BTFG

STRONG PERFORMANCE IN CHALLENGING MARKETS

BT

Key features of 2H11

- Sector leading platforms[1] and continued improvement in wealth/insurance cross sell, drove solid growth, while expenses well managed
- Funds management sound result despite weaker markets and lower 2H11 system flows. Growing share in key businesses including platform flows, corporate super, life insurance and BT Super for Life. Improving revenue per advisor
- Insurance result stronger, with solid growth in life insurance and reduced general insurance claims with loss ratio down from 1H11 highs. Cross sell improvement
- Asset management strong performance with Advance winning AFR Blue Ribbon Fund Manager of the Year 2011 and Ascalon group winning Best Investor Supporting Australian Managers 2011
- Gain of $12m from sale of single manager investment rights and unrealised FX hedge gains related to J O Hambro acquisition, partly offset by lower fund revaluations in the Ascalon business

Strategy

- Participate across the full wealth value chain to earn all our Australian banking customers' superannuation, advice and insurance business
  - The opportunity is significant, with 17% of Westpac Group bank customers (20% of WRBB and 13% of SGB) having a wealth product with BTFG[2]
- Be the platform and services provider of choice for Independent Financial Advisers
- Grow owned and aligned financial planning networks
- Grow a diversified asset management portfolio to achieve sustainable above market performance

Key metrics

	2H10	1H11	2H11	Change on prior period
Employees (# FTE)	4,292	4,161	4,239	-
Employee engagement (%)	78	n/a	79	✔
Employee advocacy (#)	4	n/a	22	✔
Revenue per adviser ($000's)	106	115	120	✔
Customers with a Wealth product (m)	1.57	1.59	1.62	✔
Customers with an Insurance product (m)	1.0	1.0	1.1	✔
Wealth penetration Group customers[2] (%)	15.9	16.5	17.0	✔
BT Super for Life customers ('000)	203	236	274	✔
BT Super for Life FUM ($bn)	1.0	1.3	1.5	✔
H&C Insurance (WRBB) cross sell (%)	70	76	79	✔
H&C Insurance (SGB) cross sell (%)	47	58	68	✔
Deposits on Wrap ($m)	8.0	8.4	9.3	✔

1 Plan for Life, June 2011. 2 Refer to slide 114 for Wealth penetration metrics provider details.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack – November 2011 74

BTFG

CROSS SELL CULTURE EMBEDDED ACROSS GROUP

Wealth Penetration of banks[1] Sep10-Sep11 (%)


WRBB
SGB
Peer 1
Peer 2
Peer 3
19.8
18.3
14.9
12.8
12.6
Sep-10
Mar-11
Sep-11

Wealth penetration[1] (% Change Sep10-Sep11)


5
12
2
(3)
5
WRBB
SGB
Peer 1
Peer 2
Peer 3

Industry leading[3] planner productivity

- Customer advocacy for Westpac RBB financial planners up 14% points and St.George up 21% points over 1H11
- Full Fee for Service (FOFA compliant) on 1 October 2011
- Bank referrals driving total planner interviews up 14% across Westpac RBB and 5% across St.George on 1H11
- WRBB revenue per financial planner[3] industry leading, with total revenue per advisor up 5% (up 12% FY10/FY11) on 1H11 with momentum

Private Bankers cross sell improving

- Lending up 3% (up 3% FY10/FY11) and deposits up 12% (up 14% FY10/FY11)
- Customers with a wealth product up 2.6% to 43.8% (up 3.1% FY10/FY11)
- Customers with 4+ products up 1.2% to 91.4% (up 0.5% FY10/FY11)
- Customers with 8+ products up 3.7% to 52.1% (up 3.6% FY10/FY11)
- Industry leading customer advocacy scores, with Westpac Private Bank in first position against the big four Australian Private Banks[2]

Advisor productivity[3] improving


Revenue per Advisor[3]
2004
2005
2006
2007
2008
2009
2010
2011
Bank Median[4]
Westpac
St.George

Total planner interviews rising (000's)


Westpac RBB
St.George
19.7
23.0
3.3
26.3
3.5
2H10
1H11
2H11

1 Refer to slide 114 for Wealth penetration metrics provider details. 2 RFi – Australian Private Banking Council, HNW Study 2011. 3 Comparator Benchmarking for Financial Planning Businesses, data for period ending 30 June 2011. 4 Bank median –represents a sample of 8 banks.

Westpac GROUP

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BTFG

Award Winning Products Capturing Share of Superannuation Market

BT

- BT Super for Life FUM up 19% on 1H11 to $1.5bn, with 274,000 customers and sales averaging 1,500 per week in 2H11
- BT ranked #1 against the major retail funds for customer satisfaction with financial performance[1]
- Leading BT Wrap/Asgard Platforms with 20% market share[2] and leading share of annual new business. BT Wrap awarded Best Investment Platform of the Year by AFR Smart Investor
- Corporate Super ranked 5th for market share and 3rd for inflows
- FUA margins steady on 1H11 (up 1bp on FY10)
- FUA asset allocation sees a minor reduction in Australian and International equities over 2H11

	Current Aust. market share[2]		Share of annual new business[2]	
Product	Market share (%)	Rank	Market share (%)	Rank
BT Wrap/Asgard Platforms	20	1	38	1
Corporate Super	10	5	15	3
Retail (excl. cash)	19	1	71	1

BT Super for Life customers & FUM


(000's)
($m)
WRBB customers (LHS)
SGB customers (LHS)
FUM (RHS)
300
200
100
0
2,000
1,500
1,000
500
0
Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11

Satisfaction with financial performance of superannuation (%) – Big 6 retail funds[1]


Aug-10
Aug-11
45
55
43
43
47
52
45
54
44
47
41
46
BT
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5

FUA asset allocation (% of total)


Australian Equities
Cash
Fixed Income
International Equities
Property
Other
42
18
15
19
6
1
42
18
14
19
6
1
41
19
13
18
6
3
2H10
1H11
2H11

1 Roy Morgan Research 6 months to August 2010 and 6 months to August 2011. 2 Plan for Life, June 2011

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
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BTFG

ASSET MANAGEMENT OUTPERFORMING

BT

- Participation in asset management with Advance through multi manager, Ascalon through alternatives and BTIM through active asset management
- Advance achieving outstanding investment performance of the diversified multi's, ranked in top decile in 1 and 3 years. Launched three new sector multi-blend funds
- Ascalon operates a suite of boutique managers. Group FUM $3.9bn at FY11, up 35% on FY10 including $0.9bn in net flows. Successfully launched the Ascalon brand in Asia. Significantly outperformed ASX300
- BTIM acquired J O Hambro in 2H11 creating a diversified investment management business with two powerful brands. Introduced new capability in global equities and emerging markets

J O Hambro - improves BTIM diversification

BTIM PRIOR TO J O HAMBRO ACQUISITION


Cash, 23%
Diversified, 14%
Australian equities, 37%
Intl equities, 10%
Fixed income, 11%
Property, 5%

COMBINED GROUP POST ACQUISITION


Diversified, 11%
Cash, 18%
Intl equities, 31%
Australian equities, 28%
Fixed income, 9%
Property, 3%

Recognition demonstrating strength of portfolio

- Advance awarded 'Fund Manager of the Year 2011' at the AFR Smart Investor Blue Ribbon Awards
- Best Market Neutral Fund 2011, Regal Funds Management, Regal Tasman Market Neutral Fund
- Australian Hedge Fund of the Year 2011, Regal Funds Management
- Ascalon awarded 'Best Investor Supporting Australian Managers' at 2011 Australian Hedge Fund Awards

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
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Customer focus driving superior insurance result

BTFG

BT

- Cash earnings up 65% to $124m (up 1% FY10/FY11)
- Life Insurance cash earnings up 20% (up 22% FY10/FY11) with 10% increase in net earned premiums and a stable loss ratio of 31%
- Lenders Mortgage Insurance cash earnings down 3% (up 11% FY10/FY11) driven by higher insurance claims in the second half partially off-set by 4% increase in net earned premiums
- General Insurance cash earnings $22m, up from a 1H11 loss of $17m (down 84% FY10/FY11)
  - Cross sell rates[1] for Home & Contents insurance improved 3 percentage points on 1H11 in WRBB (up to 79%) and St.George up 10 percentage points to 68%
  - Increased sales contributed to a 3% increase in net earned premiums from 1H11 (up 17% FY10/FY11)
  - Loss ratio back down to long run levels of 66%, following the first half high associated with the catastrophe events in 1H11, which resulted in $57m in net catastrophe claims

Insurance cash earnings contribution ($m)



Life
LMI
General
104
20
31
53
75
37
55
(17)
124
22
36
66
2H10
1H11
2H11

Life Insurance continues to deliver strong growth

- Life Insurance cash earnings has achieved 19% CAGR over the last 3 years to record levels of $121m at FY11. Key drivers of success
  - 60% increase in planners since Sept 08 helped drive advised life insurance premium growth of 20% CAGR (versus 5% industry growth rate) over last 2 years[2]
  - Strong product support from advisers using BT Wrap has steadily grown BT Life on wrap to $16.4m in new business sales in FY11
  - Expanded the reach to all Independent Financial Advisers with launch of BT Protection Plan through the IFA network in February 2011
  - Lapse rates of 12.4% are better than the market average of 13.5%[2]
  - External recognition winning Australian Banking & Finance award for Innovation of the Year 2011 and Asset Innovation Awards Income Protection Product of the year

General Insurance loss rates (%)



72
60
76
66
118
66
1H09
2H09
1H10
2H10
1H11
2H11

1 Cross sell rates are defined as the number of risk sales divided by the total home loan sales. 2 Plan for Life, June 2011.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011

78

INVESTMENT IN FRONT LINE FLOWING THROUGH TO STRONG CASH EARNINGS GROWTH

WESTPAC NZ

Westpac NZ[1] Cash earnings movement FY10 – FY11 (NZ$m)



322
101
17
(38)
111
(59)
454
Up 41%
FY10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY11

Key metrics	Movement		FY10 – FY11 performance ($NZ)
Net interest Income	↑	8%	• Average interest earning assets up 3%. Solid growth relative to system in mortgages and business • Margins 2.33%, up 22bps with higher business and mortgage spreads
Non-Interest Income	↑	5%	• Mostly from higher transaction fees reflecting 2% increase in number of customers
Expenses	↑	5%	• Costs up due to new branches and moving to a new head office. Wage inflation and higher technology costs • Partially offset by lower average FTE from productivity initiatives
Core earnings	↑	10%	• Revenue growth well above expenses
Impairment charges	↓	32%	• Fall due to reduction in stressed assets and decline in new stress emerging
Tax & NCI	↑	44%	• In line with growth in pre tax profit
Expense to income ratio	47.0%		• 110bps lower from strong revenue growth
Economic profit	A$109m		• Up materially as economic profit in prior year was negative
Asset quality	Improving		• Asset quality improving across both business and consumer portfolios. Negative impact of Christchurch earthquake less than initially expected

1 Excludes WIB New Zealand.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack – November 2011 79

WESTPAC NZ

STRONG EARNINGS AND MARGIN GROWTH

Cash earnings[1] movement half on half (NZ$m)



197
22
1
(11)
2
(1)
210
25
5
(12)
38
(22)
244
Up 7%
Up 16%
2H10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H11

Net interest margin (%)



2.16
15bps
1bp
(1bp)
(1bp)
(1bp)
2.29
15bps
0
(8bps)
0
2bps
2.38
Up 13bps
Up 9bps
2H10
Asset spread
Asset mix
Deposit spread
Deposit mix
Wholesale funding
1H11
Asset spread
Asset mix
Deposit spread
Deposit mix
Wholesale funding
2H11

1 Excludes WIB New Zealand 2 Source RBNZ, September 2011 YTD, calculated as a six month rolling average

Movement 1H11 – 2H11 (NZ$)

Cash earnings	↑	16%	• Cash earnings up 16% to $244m • Core earnings up 4% to $451m
Net interest income	↑	4%	• Net interest income up 4% to $664m • Good momentum across sectors, balance sheet growth – Mortgages up 2% (2.7x banking system[2]) – Business lending up 4% (9.5x banking system[2]) – Deposits up 5%, (3.5x banking system[2]) more than fully supporting lending over 2H11 and FY11
Margins	↑	9bps	• Margins up 9bps to 2.38% • Customers moving from low spread mortgage lending to higher spread products and some repricing of business lending, partially offset by narrowing deposit spreads
Non-interest income	↑	3%	• Increased retail and business fees from higher transaction activity and improved insurance sales
Expenses	↑	3%	• Higher salary costs from annual wage increases and restructuring costs to support productivity initiatives partially offset by reduced FTE • Higher occupancy costs due to expansion of branch network and relocation of head office
Impairment charges	↓	28%	• Impairments down 28% to $99m • Continued improvements in asset quality • Improved mortgage and other consumer delinquencies reducing associated provisions • 1H11 included provisions for the Christchurch earthquake. During 2H11 greater certainty allowed for $18m of associated provisions to be released

Westpac GROUP

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WESTPAC NZ

KEY METRICS SHOWING IMPROVEMENT

Key features of 2H11

- Momentum continues to improve, with good balance sheet growth relative to system, supported by increased products per customer, increased revenue per customer and improved Consumer NPS[1]
- Cash earnings growth of 16% supported by core earnings growth and improved asset quality
- Core earnings growth supported by market share growth across key products and segments and improved margins
- Effective productivity initiatives delivering benefits leading to improved revenue per employee and reduced FTE
- Asset quality improvements through active management of stressed portfolio, underpinned by the prior investment in credit training as well as improved economic conditions in New Zealand

Strategy

- Customer centric strategy that differentiates Westpac NZ by providing an experience that delights, with a local and seamless one bank approach
- Through sustained investment, build higher frontline capability with increased sales and service training and a continued focus on credit skills driving better quality and faster lending decisions
- Expansion focused on high-tech community branches and mobile technology, providing self-service options available 24 hours
- Funding investments through productivity and process improvements

Key metrics

	2H10	1H11	2H11	Change on prior period
Employees (# FTE)	4,698	4,644	4,575	-
Employee engagement (%)	79	n/a	82	✓
Employee advocacy (#)	11	n/a	31	✓
Revenue per employee ('000)	171	176	185	✓
Customers (m)	1.23	1.25	1.26	✓
NPS – Consumer[1] (%)	-14	-17	-9	✓
NPS – Business[2] (%)	-28	-27	-29	✗
Retail 'time to first yes' within hour (%)	48.8	53.2	56.4	✓
Customers 4+ products (%)	47.1	47.8	48.2	✓
Customers with wealth product (%)	15.8	17.6	19.2	✓

1 Source for Consumer NPS: Nielsen Consumer Finance Monitor Topline (September 2011) The data shows the six months rolling average. 2 Source for Business NPS: TNZ New Zealand Business Finance Monitor (September 2011). The data shows the six months rolling average.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack – November 2011 81

CONTINUED ONTINUED GROWTH IN SUBDUED ENVIRONMENT WESTPAC NZ Home lending in New Zealand continues to be subdued with system growth of 1 $ 2H10 1H11 2H11 Chg on 1H11 (%) NET LOANS 49.8 49.8 61.2. 3 Mortgages 33.9 34.2 34.9 2 less than 1% in 2H11. Westpac New Zealand mortgages grew at 2.7x banking system2 in 2H11 and 2.0x banking system in FY11. Home lending market share increased 22bps to 20% in 2H11 Business lending increased 4% on 1H11 with most lending concentrated in SME and Agribusiness Balance sheet sheet1 (NZ$bn TOTAL DEPOSITS 30.5 31.6 33.3 5 Term deposits 17.8 18.1 19.2. 6 Credit cards grew at 1.6x system2 Deposits up 5% on 1H11, growing at 3.5x banking system2. Term deposits increased 6% and at call deposits up 4%. Deposit market share up 47bps to 20% over FY11 Over the year, deposit growth exceeded net loan growth by $1.4bn TCE3 61.6 62.0 63.8.3 - Strengthened the balance sheet position - Improved Deposit to loan ratio from 61% to 65% Balance sheet growth (6 mth % chg), Margins (%) Deposit to loan ratio (%) 2.5 8 Mortgages Business Lending 2H11 (%) 68 29 Mortgages Business lending Other 61 63 65 2.1 2.3 2 4 6 Deposits Margins (RHS) 1.7 1.9 -2 0 2H10 1H11 2H11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 82 1 Excludes WIB New Zealand. 2 Source: RBNZ September 2011 YTD, calculated as a six month rolling average. 3 TCE is Total Committed Exposures.

NEW ZEALAND 1 MORTGAGE PORTFOLIO WESTPAC NZ Quality of portfolio remains high and well secured with 78% of portfolio less than 80% LVR Loan origination through proprietary channel remained relatively stable at 73% during 2H11 (up from 69% at FY10) Mortgage portfolio of $34.9bn - Distribution consistent with population demographics - 47% Revenue per FTE 38 23 New Zealand mortgage portfolio by region (%) variable rate mortgage, up 6% from 1H11 (up from 33% at FY10) Mortgage 90+ day delinquencies down 20bps on 1H11 (down 15bps FY10/FY11) to 60bps, reflecting improved origination and stable employment levels Mortgage delinquencies remain a little higher than the Australian portfolios, reflecting the weaker economic profile over recent years Mortgage write off 12 11 9 7 Auckland Rest of North Island Rest of South Island Wellington Christchurch Other 0.31% of the portfolio during FY11. Modest increase primarily due to the realisation of longer dated impaired loans Write offs % 30 60% 90+ days Mortgage delinquencies and loss rates (%) 78% of mortgage New Zealand mortgage portfolio LVR LVR2 — (%) of portfolio 0.6 0.8 1.0 1.2 of portfolio 20 30 40 80% LVR 0.0 0.2 0.4 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10 1H11 2H11 10<=60 60<=70 70<=80 80<=90 90<=95 95+ Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 83 1 Excludes WIB New Zealand. 2 LVR based on current balance and current assessment of property value.

WESTPAC NZ

IMPROVING ASSET QUALITY ACROSS PORTFOLIO

Asset quality gradually improving[1]

- Decline in impaired and stressed exposures as economic conditions improve
- Impairment charges down 28% on 1H11 (down 32% FY10/FY11)
- CAPs decreased by $128m FY10/FY11
  - Reduction in watchlist and substandard exposures
  - Lower consumer delinquencies and associated CAP
  - Flow of provisions out of CAP into IAP
- Business stressed exposures 13.2% of TCE[2], down 110bps on 1H11 (down 235bps from FY10/FY11)
  - Stressed exposures are more broadly based relative to overall portfolio composition
  - Reduction in stressed exposures predominantly across property, agriculture and manufacturing sectors
- Business Impaired exposures 3.38% of TCE[2], down 43bps on 1H11 (up 80bps on FY10/FY11)

Movement in impairment charges ($NZm)


347
6
6
0
5
(128)
236
Down 32%
FY10
New IAPs
Writebacks
Recoveries
Write-offs
Other changes in CAPs
FY11

Business stressed exposures as a % of New Zealand Business TCE[2] (%)


Impaired
90 days past due well secured
Watchlist and Substandard
16
12
8
4
0
2005
2006
2007
2008
1H09
2H09
1H10
2H10
1H11
2H11


Property
Agriculture
Construction
Manufacturing
Retail
Other
35
30
14
4
5
12

1 Refer page 115 for asset quality definitions. 2 TCE is Total Committed Exposure

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STRONG UNDERLYING BUSINESS WITH CASH EARNINGS IMPACTED BY IMPAIRMENTS

PACIFIC BANKING

Pacific Banking Cash earnings movement half on half ($m)



47
0
5
(3)
(11)
4
42
(3)
39
6
9
(6)
(10)
(3)
35
2
37
Down 17%
Down 5%
2H10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H11 (ex FX)
FX impact
1H11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H11 (ex FX)
FX impact
2H11

FX impact on earnings 1H11 v 2H11 (% change)

	Reported	Excl. FX translation
Net interest income	10%	10%
Non-interest income	23%	19%
Expenses	(15%)	(15%)
Core earnings	17%	14%
Impairment charges	(157%)	(143%)
Tax & non-controlling interests	(10%)	(15%)
Cash earnings	(5%)	(10%)

Movement 1H11 – 2H11

Cash earnings	↓	5%	• Cash earnings down 5% to $37m (down 6% FY10/FY11) • Core earnings up 17% to $77m (up 14% FY10/FY11)
Net interest income	↑	10%	• Positive local currency growth – Loans up 4%, with strong growth in PNG, Solomon Islands and Vanuatu – Deposits up 11%, with strong growth in Fiji, Tonga, PNG and Solomon Islands
Margins	↑	10bps	• Margins supported by improved spreads on deposits
Non-interest income	↑	23%	• Increased foreign exchange volumes and improved margins across all locations, with particularly strong performance in PNG
Expenses	↑	15%	• Employee costs were higher mostly due to changes in superannuation and pension arrangements and restructuring costs following an operational review • Increased depreciation rates on fixed assets to align with Group rates
Impairment charges	↑	157%	• Impairments rose by $11m (including FX translation) to $18m mostly due to one large exposure • Increase in collectively assessed provisions resulting from downgrades in risk ratings of several smaller exposures across PNG, Samoa and Fiji

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
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WESTPAC GROUP FULL YEAR CAPITAL, FUNDING AND LIQUIDITY 2011 Westpac Banking Corporation ABN 33 007 457 141. 86

STRONG CAPITAL POSITION DRIVEN BY ORGANIC GROWTH

- Strong organic capital generation[1] adding 31bps in 2H11 (72bps FY10/FY11)
  - Strong return on equity of 15.6% sees earnings contribute 112bps increase in capital ratios in 2H11 (225bps FY10/FY11)
  - Net dividend reduced capital by 70bps, assumes DRP participation rate of 15%
  - Risk weighted assets up 1% (stable FY10/FY11) with increased assets offset by improving asset quality and optimisation
- Other impacts down 16bps mostly due to increase in capitalised software costs as expected with SIP investment and other projects
- Well positioned for regulatory change with strong common equity ratio of 8.1%, high relative to local and international peers

Key capital ratios (%)	2H10	1H11	2H11
Tier 1 ratio	9.1	9.5	**9.7**
Tier 1 ratio (FSA[2])	12.6	13.7	**13.6**
Total capital ratio	11.0	11.0	**11.0**
Common equity ratio	7.5	8.0	**8.1**
Common equity ratio (FSA[2])	10.8	11.9	**11.8**
Risk weighted assets	$279bn	$277bn	**$280bn**

Tier 1 Capital (%)



Common equity
Residual Tier 1
Movements
9.09
1.59
7.50
9.53
1.58
7.95
112bps
(70bps)
(11bps)
(16bps)
Tier 1 Ratio up 15bps
Common equity ratio up 14bps
9.68
1.58
8.09
13.6
2H10
1H11
Cash earnings
Net dividend
RWA movement
Other
2H11
Tier 1 FSA Sep-11

Common equity ratios: international comparisons[2] (%)



Australia (APRA)[3]
8.1
8.5
7.7
7.6
WBC
Peer 1
Peer 2
Peer 3
United Kingdom (FSA)[2,4]
11.8
11.0
10.8
11.1
WBC
Peer 1
Peer 2
Peer 3
Canada (OSFI)[5]
12.8
11.0
10.3
9.6
9.2
9.1
WBC
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5

1 Organic capital generation is defined as cash earnings, less net dividends, less RWA movements. 2 Financial Services Authority (FSA) and Office of the Superintendent of Financial Institutions (OSFI) calculations are estimates based on Westpac's application of publicly available standards. 3 Peer 1 at 31 March 2011, Peer 2 at 30 June 2011, and Peer 3 at 30 September 2011. 4 UK peer data at 30 June 2011. UK peers include Barclays, HSBC, and RBS. 5 CAD peers data at 31 July 2011. CAD peers include Bank of Montreal, CIBC, RBC, Scotia Bank and TD

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
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STRONG FOUNDATION FOR BASEL III TRANSITION

- Basel 2.5, becomes effective on 1 January 2012. The additional market risk and securitisation risk weights will reduce capital by 48bps
- On 6 September 2011, APRA released a discussion paper on the proposed adoption of Basel III; under these proposals, Westpac's current common equity ratio would reduce by a further 24bps to 7.37%
- At 7.37% Westpac's common equity ratio is well placed to meet APRA's regulatory requirements when they come into effect on 1 January 2013. Particularly given
  - High ROE and low RWA supports good organic capital growth at this point in the cycle
  - Further 30bps of capital to flow through from St.George tax consolidation over next 3 years
- APRA proposed Basel III has maintained certain deductions to capital that are more conservative than Basel III rules. These include
  - 100% deduction for DTA and investments in non-consolidated subsidiaries, as no 10%/15% concessional threshold (119bps)
  - IRRBB, higher LGD floor on mortgages, and other minor overlays (120bps)
- Full harmonisation to Basel III would increase Westpac's common equity ratio by 239bps to 9.76%, which would be 276bps above proposed minimum including capital conservation buffer (CCB)

Common equity ratio – Proforma APRA Basel III inputs at Sep 11 (%)


8.09
(48bps)
7.61
(59bps)
(20bps)
(1bp)
(12bps)
68bps
7.37
Down 72bps under APRA proposed Basel III
APRA BII common equity
Basel 2.5 changes
APRA Basel 2.5
50/50 ded'n now 100%
Increased credit and market RWA
50/50 ded'n now risk-weighted
Equity investments
Dividend ded'n
APRA proposed Basel III

Common equity ratio - Fully harmonised Basel III at Sep 11 (%)


7.37
119bps
120bps
9.76
7.0
2.5 CCB
4.5 Minimum
Up 239bps under fully harmonised Basel III
APRA BIII common equity
10%/15% threshold ded'n
IRRBB, LGD, and other
Fully harmonised Basel III
Basel III minimum common equity

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
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CAPITAL MOVEMENTS IN GREATER DETAIL 89 1 IRRBB is interest rate risk in banking book. RWA movements ($bn) Up 1% Credit RWA movements ($bn) Up 2% RWA movements include Equity risk increased 25% to $1.5m due to an increase in investments and revaluation of existing equity holdings Market risk increased 13% to $8.4b driven by increased liquid holdings, AUD interest rate positions, and market volatility Operational risk stable over 2H11 IRRBB reduced 20% to $11.8b due to increased embedded gains in the banking book Credit RWA movements driven by Higher mortgages Changes in RBNZ policy lifting Agricultural RWA in New Zealand Pre-settlement risk on the off balance sheet derivative book Other impacts on capital General reserve for credit losses was largely stable over the half with a $38m adjustment that is deducted from Tier 1 capital (up from $26m at March 2011) Regulatory expected loss decreased $102m due to improvements in credit quality, particularly for specialised lending and corporate loans RWA 277 4.6 0.3 1.0 0.4 1.0 280 (3.0) 230 3.0 0.7 1.0 (2.0) 2.5 235

STRENGTHENED FUNDING AND LIQUIDITY MIX

- Balance sheet strengthened since financial crisis with funding strategy focused on improving liquidity position and growing funding from more stable sources
- Customer deposit to net loan ratio improved to 63%, up 290bps on 1H11 (up 380bps FY10/FY11)) aided by strong deposit growth
- Managed maturity profile, with $4.0bn of Government-Guaranteed term debt bought back during the year
- Stable Funding Ratio[1] at 77%, down from 79% at 1H11 (80% at FY10)
  - Strong growth in liquid assets funded through increases in wholesale funding
  - Increased scroll of long term debt into short term, due to slightly higher maturities in FY12
- Liquid assets of $103bn, up 22% on 1H11 (26% FY10/FY11)
  - Growth all in high quality liquids; cash, government and semi-government bonds
  - Sufficient to cover all offshore wholesale debt maturities for 27 months
  - All assets in the portfolio are repo-eligible with a central bank
- APRA and RBA have provided a pathway for Australian banks to comply with the new liquidity standards that come into effect on 1 January 2015
  - Clarified the definition of high-quality liquid assets
  - Announced a committed secured liquidity facility, sufficient to cover any shortfall between an ADI's[2] holding of high-quality liquid assets and the requirements of the new global liquidity standard
- However, a number of important details regarding the RBA liquidity facility and APRA's prudential standard on liquidity risk management are yet to be finalised
  - Potential impact on the composition and size of the Group's liquid asset portfolio, and expected cost
- Final details subject to consultation during 2011 and 2012

Funding composition by residual maturity[1] (%)


More funding from stable sources
FY08[3]
16
20
44
10
1
5
4
SFR 64%
FY11
14
9
52
4
12
7
2
SFR 77%
Customer deposits
Wholesale Offshore >1 Yr
Wholesale Onshore <1 Yr
Equity[4]
Wholesale Onshore >1 Yr
Securitisation
Wholesale Offshore <1 Yr

Liquid assets ($bn)


Cash, goverment and semi-government bonds
Private securities and government guaranteed paper[5]
Self securitisation
45
38
7
80
34
29
11
82
35
29
18
85
33
31
21
103
33
31
39
FY08[3]
FY09
FY10
1H11
FY11

1 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 2 ADI is Authorised Deposit taking Institution. 3 2008 comparatives exclude St.George. 4 Equity excludes FX translation, Available for Sale Securities and Cash Flow Hedging Reserves. 5 Private securities include bank paper, RMBS, and Supra-nationals.

Westpac Group Full Year 2011 Investor Discussion Pack – November 2011
90

TERM FUNDING ISSUANCE REDUCED WITH SELF FUNDED BALANCE SHEET GROWTH

- During the year, reduced need to access term wholesale markets due to
  - Strong customer deposit growth of $30bn, exceeded loan growth by $11bn
  - Subdued credit growth in Australia and New Zealand
- $12.5bn of new term debt issued in 2H11, with a weighted average maturity of 4.6 years
- FY11 total issuance of $25bn covered $17bn of FY11 maturities
- Covered bonds legislation provides further diversification to funding programs
  - Legislation passed and APRA's prohibition removed in October 2011
  - Covered pool assets capped at 8% of Australian assets
  - NZ legislation already in place, allowed first issue in June 2011 (EUR1.0bn)
- FY12 term issuance outlook
  - Term maturities[1] of about $27bn
  - Covered bond issuance available
  - Contingent on asset and deposit growth, FX movements and growth in liquid assets

Term debt issuance[2] ($bn)



Government Guarantee Available
13
26
39
45
43
25
FY06
FY07
FY08
FY09
FY10
FY11
FY12[3]

Term debt maturity profile[1] ($bn)



Non-Guaranteed (includes hybrids and sub debt)
Government Guaranteed
7
20
3
20
18
10
4
11
14
11
FY12
FY13
FY14
FY15
FY16
>FY16

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months, with the exception of US Commercial paper and securitisation.
2 2008 comparative does not include St. George. 3 FY12 represents the estimated Term debt issuance outlook.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
91

DIVERSE AND FLEXIBLE FUNDING PLATFORM Funding strategy focused on diversity and flexibility giving broad access to Diverse and flexible funding capabilities diverse investor base Westpac’s regulatory status in the US gives it a comparative advantage - Only major Australian bank to be SEC registered. SEC registered deals - Are included in the index - Have greater reach investor including retail SEC Shelves ECP/ECD EMTN into base, investors - Deliver greater liquidity for investors - Higher level of disclosure requirements - Westpac also maintains its ability to issue in US 144A format USCP/USCD TCD/MTN Samurai/ Uridashi Shelves USMTDN USMTN Covered Bonds NCD RCD Domestic Short Term Debt Long Term Debt MTN Wholesale funding programs at 30 September 20112 (%) 1 Term debt currency issuance by September 2011 (%) at 30 1 13 25 17 1 5 2 8 5 3 2 2 Certificates of deposits Commercial Paper Medium term notes Covered bonds (NZ only) Securitisation Hybrids 37 11 2 13 2 2 2 1 1 AUD EUR GBP JPY 17 144a SEC Registered Samurai Interbank deposits Other 31 NZD CHF CAD Other Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 92 1 USD issuance includes debt issuance in Americas, Asia, and other USD buying jurisdictions. 2 Based on outstanding issuance at spot FX translation rate.

WESTPAC GROUP FULLYEAR ASSET QUALITY 2011 Westpac Banking Corporation ABN 33 007 457 141. 93

HIGH QUALITY PORTFOLIO WITH BIAS TO SECURED CONSUMER LENDING

Lending composition as at 30 September 2011 (%)



Mortgages
Business lending
Corporate
Other consumer
67
20
9
4
Lending contributes to 74% of Total Assets[1]
On balance sheet lending
34
12
11
9
8
7
5
5
4
5
Business and Corporate lending
Property, property services and business services
Trade
Finance and insurance
Manufacturing
Agriculture, forestry and fishing
Services
Accommodation, cafes and restaurants
Transport and storage
Construction
Other

Exposure by risk grade[3] as at 30 September 2011 ($m)

Standards and Poor's risk grade	Australia	NZ / Pacific	Americas	Europe	Asia	Group	% of Total
AAA to AA-	88,892	5,785	1,135	762	333	96,907	13%
A+ to A-	30,539	3,043	1,898	1,456	1,570	38,506	5%
BBB+ to BBB-	41,898	6,782	988	1,442	2,181	53,291	7%
BB+ to BB	53,199	6,989	323	478	621	61,610	8%
BB- to B+	56,649	6,270	94	29	1	63,043	9%
<B+	13,273	2,629	56	219	31	16,208	2%
Secured consumer	342,639	32,452	-	-	684	375,775	51%
Unsecured consumer	35,143	3,674	-	-	52	38,869	5%
Total committed exposure	662,232	67,624	4,494	4,386	5,473	744,209	
Exposure by region (%)	*89%*	*9%*	*<1%*	*<1%*	*<1%*		*100%*

1 Total Assets comprised of 74% Loans, 10% Trading securities, financial assets at fair value and AFS securities, 7% derivative assets, 3% Cash and balances with central banks, 1% Life insurance assets, 1% Receivables due from other financial institutions and 4% other assets. 2 Other includes Government, administration and defense, mining and utilities sectors. 3 Exposure by booking office

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
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PORTFOLIO DIVERSIFIED ACROSS INDUSTRIES 1 $ Property Finance & insurance Exposures at default default1 by sector as at 30 September 2011 ($m) 2 3 Government administration & defense Manufacturing Trade Transport & Agriculture, forestry & fishing Property Services & business services Services 26 5 4 4 3 3 2 1 Finance & insurance Property Trade Manufacturing Exposures at default1 by sector as at 30 September 2011 (%) Accomodation, cafes & restaurants Utilities Construction storage 4 18 9 8 6 6 5 Government administration & defense Services Property Services & business services Agriculture, forestry & fishing Transport & storage Construction 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 Other Mining 1 Utilities Accomodation, cafes & restaurants Mining Other Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 95 Exposure at default represents an estimate of the amount of committed exposure expected to be drawn by the customer at the time of default. Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Construction includes building and non-building construction, and industries serving the construction sector.

LOW SINGLE NAME CONCENTRATIONS exposures to non-bank 2.0 2.0 1.9 1.4 1.4 Top 10 single name corporations and non financial institutions (NBFIs) continue to be well below 2% of TCE1 - Largest corporation and NBFI single name exposure represents 0.14% of TCE - All are investment grade or above Top 10 exposures to corporations and NBFIs as a % of TCE1,2 (%) 1.3 1.1 - Improved from 1H11 where 1 exposure was below BBB- Top 20 exposures to corporations and NBFI at 1.8% down from 2.1% at 1H11 (2.1% at FY10) 2006 2007 2008 2009 2010 1H11 2H11 Top 10 exposures to corporations and NBFIs at 30 September 2011 ($m) Top 20 to corporations and NBFIs % of exposures as a TCE1,2 (%) A+ AA BBB - A-A-A Ag or equivalent 3.7 3.4 3.1 2.4 2.1 2.1 1.8 0 200 400 600 800 1,000 1,200 BBB+ A+ A S&P rating 2006 2007 2008 2009 2010 1H11 2H11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 96 1 TCE is Total Committed Exposure. 2 2008 and prior comparatives do not include St.George.

EUROPEAN BANK AND SOVEREIGN EXPOSURES

- Westpac's direct exposure to European Bank and Sovereign risk is small as at 30 September 2011
- Sovereign exposures to Euro-zone are immaterial, with no Sovereign exposure to PIIGS[1]
- Exposures to banks as part of normal markets activities
  - Transactions are with higher rated banks in the largest economies
  - Transactions with Australian based offices of European banks are included as part of country of ultimate risk exposures in the chart opposite
  - Derivatives exposures are largely collateralised, so net positions are materially covered
- Limits are applied against all counterparties to ensure the Group does not have an excessive risk to any single entity. Accordingly, the actual positions at risk from transactions undertaken with European banks are relatively modest
- Few corporate exposures mostly with companies with links and transactional flows to Australia and New Zealand
- As a globally operating bank, Westpac is not insulated from the issues in Europe and these secondary risks continue to be monitored

Distribution of European Bank and Sovereign risk mix as at 30 Sep 11 (%)



0.2
2.7
26.7
32.8
14.2
7.1
1.6
14.7
United Kingdom
Switzerland
Germany
France
Sweden
Netherlands
PIIGS[1]
Other

Secondary risks to Westpac Group

Market volatility	• Asset valuations and credit spread movements could adversely impact Markets and Treasury income performance • All securities are reported on a fair value basis on the balance sheet
Funding markets	• Risk to the Group arises from contagion risks • Disruptions to wholesale funding markets • Higher funding costs

1 PIIGS refers to Portugal, Ireland, Italy, Greece and Spain.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
97

STRESSED ASSETS CONTINUE TO DECLINE

- Stressed assets to TCE[1] down 37bps on 1H11 (down 72bps FY10/FY11) to 2.48%, due to
  - Upgrades out of stress and into performing
  - Rate of new stress has stabilised
  - Resolution on a number of impaired loans, including write-backs, particularly in WIB
  - Write-offs from provisions of $820m for the half and $1,188m for the year
- Reduced stressed assets to TCE[1] across all divisions
- Impaired assets to TCE[1] down 6bps on 1H11 (down 5bps FY10/FY11) to 62bps
  - TCE[1] increased
  - Existing stress migrated into impaired
- Commercial property remains the prominent sector within stressed assets, although stress continued to decline

Stressed assets as a % of TCE[1,3] (%)



Impaired
90 days past due well secured
Watchlist & substandard
4.0
3.0
2.0
1.0
0.0
2007
2008
1H09
2H09
1H10
2H10
1H11
2H11

Movement in stressed assets by divisions (bps)



285
(9)
(24)
(5)
(1)
2
248
Down 37bps
1H11
WRBB
WIB
SGB
NZ
Other[2]
2H11

Movement in stressed assets ($bn)



21.9
(2.5)
0.4
0.2
20.0
(0.9)
(0.5)
(0.2)
18.4
2H10
Watchlist & sub-standard
90+ day well secured
Impaired
1H11
Watchlist & sub-standard
90+ day well secured
Impaired
2H11

1 TCE is Total Committed Exposures. 2 Other includes Group business units, BTFG and Pacific Banking. 3 Includes St George from 1H09 onwards.

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
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MOST STRESS IN PROPERTY ALTHOUGH IMPROVING

- Stressed assets continue to trend down, with most sectors improving
  - Property continues to be under the most stress of all sectors, however, it is also experiencing some improvements
- Institutional and corporate segments continue to perform well
  - Stressed loans reduced through work-out of a number of impaired facilities while a number of watchlist loans returned to performing
  - The small and medium business portfolio is still recognising additional stress, although at a much slower pace during 2H11
  - Retail sector facing challenges from subdued consumer confidence and reining in of discretionary spending
  - Tourism and education sectors (included in 'retail trade' and 'services' industry categories) and some manufacturers are facing challenges associated with impact of high AUD

Stressed exposures by industry at 2H11 (%)



34
11
9
9
9
5
5
4
4
10
Property and business services
Retail lending
Manufacturing
Agriculture, forestry & fishing
Trade
Accom., cafes & restaurants
Services
Transport & storage
Construction
Other

1 Other includes Government, administration and defense, mining and utilities sectors

Stressed exposures by industry ($bn)



2H10
1H11
2H11
9
8
7
6
3
2
1
0
Property & business services
Consumer lending
Manufacturing
Agriculture, forestry & fishing
Wholesale & retail trade
Services
Accommodation & cafes
Construction
Transport & storage
Other 1

Westpac GROUP

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011

99

COMMERCIAL PROPERTY PORTFOLIO

- Commercial property represents 6.5% of TCE[1] and 8.1% of gross lending at 2H11. TCE and gross lending down from 7.1% and 8.5% at 1H11
  - Down from peak of 10.0% and 13.0% respectively in December 2008
  - Proportion of the property portfolio identified as stressed also declined, down 200bps on 1H11 (down 380bps FY10/FY11) to 11.7%
- Portfolio is well diversified across names, states and sectors
- Commercial sector includes offices, as well as groups diversified across multiple asset classes including office and non-office properties.

Commercial property % of TCE[1] (%)



8.2
8.3
9.1
9.1
8.0
7.7
7.1
6.5
Includes St. George
1H08 2H08 1H09 2H09 1H10 2H10 1H11 2H11

Commercial property stressed exposure[3] (%)



Pre-GFC
2.8
2.8
12.5
12.5
15.2
15.5
13.7
11.7
Includes St.George
1H08 2H08 1H09 2H09 1H10 2H10 1H11 2H11

Commercial property by sector[2] (%)



Commercial offices & diversified groups
Residential
Retail
Industrial
55
18
18
9

Commercial property by borrower type[2] (%)



Exposures <$10m
Developers >$10m
Investors >$10m
Diversified Property Groups and Property Trusts >$10m
50
11
23
16

Commercial property portfolio by region[2] (%)



27
23
15
11
8
8
8
NSW & ACT
VIC
QLD
SA & NT
WA
NZ & Pacific
Institutional

1 TCE is Total Committed Exposure. 2 As at 30 September 2011. 3 As a percentage of total commercial property exposures.

Westpac Group Full Year 2011 Investor Discussion Pack - November 2011
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IMPAIRMENT CHARGES 2H11 economic overlay change ($m) Separately provisioned / partially NZ earthquake (net of FX) Property overlay -11 -16 ($m) FY11 Cumulative movement in impairment charges 1H11 2H11 released Qld floods -28 Increased Retail sector and industries exposed to +54 853 402 (382) (1) (342) higher A$ 993 766 337 (274) (106) Individually Provisioning cover (%) (260) 463 39 43 41 42 36 5 6 7 8 9 10 30 40 50 assessed provisions to impaired assets Collectively assessed provisions to credit RWA New IAPs Write-offs direct CAP1 changes Eco O'lay changes Write-bks/ Recover 1H11 New IAPs Write-offs direct CAP changes Eco O'lay changes Write-bks/ Recover FY11 1.42 1.50 1.46 1.38 1.26 0 1 2 3 4 0 10 20 2H09 1H10 2H10 1H11 2H11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 101 1 CAP is Collectively assessed provisions.

IMPAIRMENT CHARGES 1 80 100 WBC Peer 1 Peer 2 Peer 3 Impairment losses on loans to average gross loans loans1 (bps) Impairment charges up $67m on 1H11 to $530m (down 32% FY10/FY11) - Excluding economic overlay release, charge down 7% on 1H11 - $5m due to individually assessed provisions - $62m due to collectively assessed provisions St.George and Westpac RBB individually assessed charges were higher 20 36 25 40 0 20 40 60 mostly from top-ups to existing provisions Individually assessed provisions net of writebacks and recoveries were lower in WIB Collective provisions were higher as 1H11 included a $106m reduction in economic overlay provision. In 2H11 economic overlays were little changed 22bps of average Impairment charges by half2 ($m) 1,681 FY 06 1H 07 FY 07 1H 08 FY 08 1H 09 FY 09 1H 10 FY 10 1H 11 FY11 Impairment losses represented gross loans in 2H11, significantly below peers through the cycle 778 424 200 221 351 699 474 300 270 314 Aust Business Aust Consumer Institutional New Zealand Other (incl. Economic Overlay) 530 463 577 879 1,681 1,611 131 19 7 (49) (72) 42 151 318 166 109 105 76 (40) (4) (98) (114) 272 221 258 212 1H09 2H09 1H10 2H10 1H11 2H11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 102 1 Peer 1 and Peer 3 reporting dates for half year are 31 March and full year are 30 September. Peer 2 half year reporting date at 31 December and full year at 30 June. Peer 3 impairment charge excludes charges on investments held to maturity. Peer 3 gross loans and acceptances includes $22.1bn of loans at fair value at Mar08, $19.5bn at Sep07 and $17.5bn at Mar07. 2 Westpac Institutional Bank customers excluding Premium Business Group (PBG). Australian business includes business customers in St.George, Westpac RBB, and PBG (which are mostly commercial customers with exposures between $10m to $100m).

HIGH QUALITY AUSTRALIAN MORTGAGE PORTFOLIO 2 Australian mortgage portfolio quality remains high Australian mortgage portfolio2 2H11 Spot Balance Flow3 Total portfolio ($bn) 304.6 33.0 Owner-occupied (%) 48.8 47.8 Investment (%) 39.7 44.1 - Have full recourse to the borrower’s mortgaged property and other assets - Majority of housing loans are variable rate - Low loan-to-value ratios - For mortgage insured loans, mortgage insurance covers the entire loan 27% of loans covered by Mortgage insurance Portfolio loan/line of credit (%) 11.5 8.1 Variable rate / Fixed rate (%) 88 / 12 93 / 7 Low Doc (%) 6.6 2.3 Proprietary channel (%) 56.5 63.4 First Home (incl. Low Doc) (%) 12 2 8 8 mortgage insurance Low Doc lending continuing to reduce as a proportion of the portfolio, currently around 2% of new lending - Low Doc lending, where borrowers certify income, has a higher delinquency profile, but low loss rates given additional risk mitigants, including lower LVRs, more mortgage insurance, restricted location and security types 12.2 8.8 Mortgage insured (%) 27.0 11.9 Australian mortgage portfolio by State4 (%) Australian mortgage portfolio loss rate under stressed conditions is modeled as 17bps or $498m (yearly average over the scenario). LMI insurance claims would contribute an addition 7bps. Australian mortgage portfolio stress testing1 20 30 40 50 Westpac RBB & St George banks Scenario Interest rate (% pa) Down 3% House prices (% pa) Down 30% U l t t (%) U t 104% 0 10 NSW/ACT Vic/Tas Qld SA/NT WA Unemployment rate% Up to 10.4% Annual GDP growth (% pa) Down 3.2% Combined effect $m $498m or (17bps) Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 103 1Stress test results are based on the estimated cumulative impacts across Westpac RBB and St.George Banking Group. Stress testing is also conducted on Westpac’s captive mortgage insurer. Westpac Lenders Mortgage Insurance (WLMI), to ensure it is sufficiently capitalised to cover mortgage claims arising from a stressed mortgage environment. These scenarios ensure that WLMI would be sufficiently capitalised to fund claims from extreme events that would only expect to occur every 250 years. 2 Represents all brands (Westpac RBB, RAMS and St.George Bank). 3 Flow is all new mortgage originations total committed amount originated during the 6 month period ended 30 September 2011. Settlements for this period were $27.0bn. 4 Excludes RAMS. 5 ABA Cannex August 2011.

AUSTRALIAN MORTGAGE PORTFOLIO WELL COLLATERALISED Australian mortgage portfolio is well collateralised 2H10 1H11 2H11 Average LVR at origination1 (%) 69 69 68 Average dynamic1,2,3 LVR (%) 44 45 47 Australian mortgage portfolio - Average dynamic1,2,3 LVR is 47% - Increase in dynamic LVR driven by modest decline of property valuations in some regions Mortgage insurance, required where Average LVR of new loans1,7 70 69 69 Customer ahead on payments1,4 (%) 56 55 55 Actual losses net of insurance claims ($m) 43 14 30 - Standard mortgage LVR >80% - Low Doc mortgage LVR >60% Servicing capacity of Australian customers remains sound - 55% of Australian mortgage customers ahead on repayments unchanged on 1H11 Actual loss rates (bps) 2 1 1 50 Sep-10 Mar-11 Sep-11 70 Australian mortgage customer accounts ahead on payments 1,4 (%) Australian mortgage portfolio 1,2,3 LVR distribution of portfolio (%) 20 30 40 30 40 50 60 LVR at origination Dynamic LVR 0 10 Behind On Time Less than 1 Month Less than 1 Year Less than 2 Years More than 2 Years 0 10 20 0<=60 60<=70 70<=80 80<=90 90<=95 95<=97 97+ 5 6 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 104 1 Includes Westpac RBB (excl. RAMS) and St.George Bank. 2 Dynamic LVR represents the loan-to-value ratio taking into account the current outstanding loan balance, changes in security value and other loan adjustments. 3 Property valuation source Australian Property Monitors. 4 Customer accounts ahead on payments exclude equity loans/line of credit products as there is no scheduled principal payments. 5 ‘Behind’ is more than 30 days past due. 6 ‘On time’ includes up to 30 days past due. 7 Average LVR of new loans is based on rolling 12 month window for each half year end period. Includes Westpac RBB (excl. RAMS) and St.George Bank.

AUSTRALIAN MORTGAGE PORTFOLIO DELINQUENCIES FALLING, REMAIN AT LOW LEVELS Australian mortgages 90+ days delinquencies 53bps down 3bps on 1H11 (up 10bps FY10/FY11) remain below industry benchmarks While delinquencies have fallen, some areas of the portfolio continue to be monitored - Softening in economic activity which may give rise to higher unemployment Seasoning of 1.5 2.0 90+ days past due 30+ days past due Low Doc 90+ days past due Loss rates Australian mortgage2 delinquencies and loss rates (%) - the large volumes of mortgages written in 2007- 2009, compared to lower current year volumes, reaching their peak delinquency ageing - Higher delinquencies in QLD reflecting more challenging conditions in that State - Low Doc lending has a much higher delinquency profile largely due 0 0 0.5 1.0 to timing of self employed customers cash flows Actual loss rates remain low in the mortgage portfolio - Actual losses of $30m in 2H11 (net of insurance1 claims), up from $14m at 1H11 Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 1 0 Australian mortgage mortgage3 90+ days delinquencies (%) - 1bp annualised Low loss rates reflect - Sound credit underwriting policies - Low LVRs for non-mortgage insured loans 60% LVR 0.4 0.6 0.8 1.0 ALL NSW VIC QLD WA SA - Lower LVRs for Low Doc loans (maximum without mortgage insurance) compared to full doc (maximum 80% LVR without mortgage insurance) - Mortgage insurance cover 0.2 Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 105 1 Mortgage insurance claims were $11m in 2H11 (1H11: $6m). 2. Australian mortgages includes Westpac RBB (RAMS from August 2008) and St.George Banking Group. 3 Excludes RAMS.

FIRST HOME BUYERS (FHB1) CONTINUE TO PERFORM WELL FHB growth has moderated, representing less than 9% flows (versus FY09 0.6 0.8 FHB Total portfolio peak of 19%) and12% of total mortgage portfolio FHB currently performing better than overall portfolio, given - Borrowers are typically early in their career and benefit from income growth - Often supported by two incomes in early stages 90+ days delinquencies of FHB and Total portfolio (%) 0.0 0.2 0.4 - Average FHB aged 33; not just entering workforce - Tighter lending criteria applied to products Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 FHB LVR distribution (%) Characteristics of FHB and Australian mortgage portfolio (average) 20 30 40 Origination Dynamic 83 260 81 107 276 FHB (WBC+SGB) Australian mortgage portfolio 0 10 0<=60 60<=70 70<=80 80<=90 90<=95 95<=97 97+ 33 55 42 68 27 Age (years) Income ('000) Mortgage ('000) LVR at Origination (%) Insured (%) Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 106 1 Excludes RAMS.

LENDERS MORTGAGE INSURANCE MANAGING RISK TRANSFER

- Westpac Group has one captive mortgage insurer, Westpac Lenders Mortgage Insurance (WLMI)[1] which insures mortgages originated through all brands and channels
- Capital conservatively invested (cash and fixed interest) so returns primarily based on premium income and risk management
- Mortgages with LVR >90% insured with a third party
- Two stage reinsurance arrangement to manage retained risk
  - Quota share with Genworth Australia
  - Additional stop loss insurance with a separate party to cover potential extreme loss scenarios
- WLMI is strongly capitalised (separate from bank capital) and subject to APRA regulation. Capitalised at 1.35x MCR[2]
- Scenarios confirm sufficient capital to fund claims arising from events of severe stress (up to 1 in 250 years)
  - In a 1 in 250 years loss scenario, estimated losses for WLMI $424m (net of re-insurance recoveries)
- 2H11 insurance claims $11m (1H11 $6m and 2H10 $17m)

Lenders Mortgage Insurance structure as at 30 September 2011



73%
22%
5%
LVR ≤ 80% and LowDoc LVR ≤ 60% Not covered by LMI
LVR >80% to ≤ 90% and LowDoc LVR >60% to ≤ 80% Covered by LMI
LVR >90% Covered by LMI
In-house Mortgage Insurance (WLMI)
External Mortgage Insurance (Genworth Aust.)
Retained risk
70% of Westpac RBB and St.George Bank risk
40% of RAMS risk
Quota share reinsurance
30% of Westpac RBB & St.George Bank risk
60% RAMS risk
Stop loss reinsurance
Protects retained risk

1. WLMI provides cover for residential mortgages originated under Westpac RBB, St.George and RAMS brand. 2 Minimum Capital Requirements (MCR) determined by Australian Prudential Regulation Authority.

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AUSTRALIAN CREDIT CARD PORTFOLIO CONTINUES TO PERFORM WELL Australian credit card portfolio has continued to perform well, largely driven by 45.6 45.2 7 43.8 43.7 44.6 44.7 Australian credit card average payments to balance ratio1 (%) cautious consumer behaviour resulting in increased payment levels The average credit cards payments to balance ratio strengthened to 44.7% in 2H11, up 10bps on 1H11 (up 100bps FY10/FY11), reflecting ongoing caution amongst consumers towards gearing levels Overall balances have been little changed over recent years reflecting 39.7 39.8 41.4 42.7 - Moderate system growth - Run-off of low-rate cards in Westpac RBB - Partially offset by some growth in St.George cards following new product launches 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10 1H11 2H11 (Australian credit cards Total credit card 90+ days delinquencies down 12bps on 1H11 (down 10bps FY10/FY11) to 101bps Delinquency trends in the Westpac RBB portfolio were positive, resulting from continued prudent customer repayment behaviour, implementation of the Group’s strategic collections infrastructure and reductions in hardship volumes from the peak in FY09, with many accounts returning to an up-to-date position ($m) (%) 0 5 1.0 1.5 2.0 2.5 3.0 8,500 9,000 9,500 10,000 Balances (LHS) 90+ days past due (RHS) Delinquency trends in the St.George cards portfolio improved during the half, impacted by seasoning of portfolio growth from FY09 and FY10 Loss rates remain low at less than 3% of portfolio 0.0 8,000 Sep-07 Dec-07 Mar-08 Jun-08 Sep-08 Dec-08 Mar-09 Jun-09 Sep-09 Dec-09 Mar-10 Jun-10 Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 108 1. Cards average payments to balance ratio is calculated using the average payment received compared to the average statement balance at the end of the reporting month.

WESTPAC GROUP FULL YEAR ECONOMICS 2011 Westpac Banking Corporation ABN 33 007 457 141. 109

AUSTRALIAN AND NEW ZEALAND ECONOMIC OUTLOOK

Key economic indicators as at October 2011		Calendar year			
		2009	2010	2011e	2012f
World	GDP	-0.7	5.1	3.9	3.2
Australia	GDP	1.4	2.7	1.2	2.8
	Private consumption	1.0	2.8	3.0	2.3
	Business investment[1,2]	-5.3	-0.1	9.5	8.0
	Unemployment – end period	5.5	4.9	5.3	5.6
	CPI headline – year end[3]	2.1	2.7	3.6	3.1
	Interest rates – cash rate	3.75	4.75	4.50	3.75
	Credit growth, Total – year end	1.6	3.3	3.5	5.0
	Credit growth, Housing – year end	7.9	7.1	5.5	6.0
	Credit growth, Business – year end	-6.5	-2.3	0.5	3.0
New Zealand	GDP	-2.0	1.6	2.0	3.7
	Unemployment – end period	7.0	6.7	6.3	5.2
	Consumer prices	2.0	4.0	2.7	2.3
	Interest rates – official cash rate	2.50	3.00	2.50	3.25
	Credit growth – Total[3]	4.3	0.1	0.9	2.3
	Credit growth – Housing[3]	3.3	2.8	1.3	2.2
	Credit growth – Business (incl. agri)[3]	6.5	-3.3	0.2	2.5

Source: Westpac Economics. 1 GDP and component forecasts were updated following the release of quarterly national accounts. 2 Business investment adjusted to exclude the effect of private sector purchases of public assets. 3 Annual average percentage change basis.

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CREDIT GROWTH EXPECTED TO MODESTLY IMPROVE 30 30 Aust. housing Total credit (Aust.) Aust. business Housing - avg (Aust.) Total credit - avg (Aust.) Total credit (NZ) Credit growth (% annualised) 20 25 20 25 forecasts to end 2012 10 15 10 15 0 5 0 5 -10 -5 -10 -5 Sep-00 Sep-02 Sep-04 Sep-06 Sep-08 Sep-10 Sep-12 Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 111 Sources: RBA, RBNZ, Westpac Economics

WESTPAC GROUP FULLYEAR APPENDIX AND DISCLAIMER 2011 Westpac Banking Corporation ABN 33 007 457 141. 112

APPENDIX 1: CASH EARNINGS ADJUSTMENTS

	Cash earnings adjustment	2H10	1H11	2H11	Description
	Reported NPAT	3,471	3,961	3,030	Reported net profit after tax attributable to equity holders of The Westpac Group
Non-merger related items	TPS revaluations	3	27	(6)	The TPS hybrid instrument is not fair valued however the economic hedge is fair valued. The mismatch in the timing of income recognition is added back
Non-merger related items	Treasury shares	(20)	7	(13)	Earnings on Westpac Group shares held by Westpac in the wealth business are not recognised under A-IFRS. These are added back as these shares support policyholder liabilities and equity derivative transactions, which are revalued in deriving income
Non-merger related items	Fair value gain/(loss) on economic hedges	29	62	(26)	Unrealised profit/losses on economic hedges and revaluation of hedges on future NZ earnings are reversed because they may create a material timing difference on reported earnings in the current period, which does not affect profit available to shareholders
Non-merger related items	Ineffective hedges	3	(4)	17	The gain/loss on qualified hedge ineffectiveness is reversed because the gain/loss from fair value movements reverses over time
Non-merger related items	Buyback of government guaranteed debt	–	20	(15)	The Group has undertaken a buyback of a portion of its government guaranteed debt which reduced the government fee on that debt, currently 70bps. The benefit is being amortised over the original term of the debt that was bought back. This has been treated as a Cash earnings adjustment as the economic benefit of ceasing to pay the government guarantee fee cannot be recognised
Non-merger related items	Tax provision	–	93	(23)	The tax provisions were increased in 1H11 on certain existing transactions undertaken by the Group in response to the recent trend of global tax authorities challenging the historical tax treatment of complex and/or cross border transactions. In 2H11 some of these matters were resolved releasing $23m. Treated as a Cash earnings adjustment as it relates to global management of existing tax positions and does not reflect ongoing operations
St.George merger related items	Merger transaction and integration expenses	61	34	32	Expenses relating to the merger with St.George that impact the profit and loss are treated as a Cash earnings adjustment due to their non-recurring nature
St.George merger related items	Amortisation of intangible assets	74	72	74	The recognised balance of the majority of merger-related identifiable intangible assets including: brands; the core deposits intangible; and credit card and financial planner relationship intangible assets will be amortised over their useful life. The amortisation is a Cash earnings adjustment because it is a non-cash flow item and does not affect returns to shareholders
St.George merger related items	Fair value amortisation of financial instruments	(6)	6	63	The unwind of the merger accounting adjustments associated with the fair valuing of St.George retail bank loans, deposits, wholesale funding and associated hedges. Are treated as a Cash earnings adjustment due to the size and non-recurring nature
St.George merger related items	Tax consolidation adjustment	(685)	(1,110)	-	The resetting of the tax value of certain St.George assets to the appropriate market value as at the tax consolidation effective date. Treated as a Cash earnings adjustment due to its size and it does not reflect ongoing operations
	Cash earnings	2,930	3,168	3,133	

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APPENDIX 2: DEFINITIONS

Westpac's business units

Westpac RBB or WRBB	Westpac Retail and Business Banking Provides sales, marketing and customer service for all consumer and small-to-medium enterprise customers within Australia under the 'Westpac' and 'RAMS' brands
St.George Banking Group or St.George or SGB	St.George Banking Group Provides sales and customer service for our consumer, business and corporate customers in Australia under the St.George brand. It also includes the management and operation of the Bank of South Australia (BankSA) and Bank of Melbourne
WIB	Westpac Institutional Bank Provides a broad range of financial services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand
BTFG	BT Financial Group (Australia) The Group's wealth management business, including operations under the Advance Asset Management, Ascalon, Asgard, BT, BT Investment Management, Licensee Select, Magnitude, and Securitor brands. Also included is the advice, private banking, and insurance operations of Bank of Melbourne, BankSA, St.George and Westpac RBB. BTFG designs, manufactures and distributes financial products that are designed to help customers achieve their financial goals by administering, managing and protecting their assets
Westpac NZ	Westpac New Zealand Banking Provides a full range of retail and commercial banking and wealth management products and services to consumer and business customers throughout New Zealand. New Zealand Banking operates under the Westpac New Zealand, Westpac Life New Zealand and BT New Zealand brands
Pacific Banking or PB	Pacific Banking Provides banking services for retail and business customers throughout the South Pacific Island Nations
GBU	Group Businesses Unit Provides centralised Group functions, including Treasury and Finance

Financial performance

Cash earnings	Net profit attributable to equity holders adjusted for the impact of the economic hedges related to TPS, earnings from Treasury shares, fair value gains/losses on economic hedges, ineffective hedges, NZ structured finance transaction, buyback of government guaranteed debt, special tax provisions, merger transaction and integration expenses, the amortisation of certain intangibles in relation to the merger with St.George, and the St.George tax consolidation adjustment
Core earnings	Operating profit before income tax and impairment charges
AIEA	Average interest earning assets
Net interest spread	The difference between the average yield on all interest bearing assets and the average rate paid on all interest bearing liabilities
Net interest margin	Net interest income divided by average interest earning assets
Full-time equivalent employees (FTE)	A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight
Net Promoter Score or NPS	Refers to an external measure of customer advocacy which looks at how willing our customers are to recommend Westpac to their family and friends. To calculate NPS, customers are asked how likely they are to recommend Westpac's banking brands to a friend or colleague. On a scale of 1 to 10, the NPS is calculated taking promoters (those who score 9 or 10) and subtracting the detractors (those who rate the company 6 or less). Those who score 7 or 8 are ignored as although positive, are not enthusiastic
Wealth Penetration Metrics	Data based on Roy Morgan Research, Respondents aged 14+. Wealth penetration is defined as the number of Australians who have Managed Investments, Superannuation or Insurance with each group and who also have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group as a proportion of the total number of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group. 12 month rolling average to September 2011. W-RBB includes Bank of Melbourne (until Jul-11), BT, Challenge Bank, RAMS, Rothschild, and Westpac. St.George includes Advance Bank, Asgard, BankSA, Bank of Melbourne (from Aug-11), Barclays, Dragondirect, Sealcorp, St. George. Westpac Group includes Bank of Melbourne, BT, Challenge Bank, RAMS, Rothschild, Westpac, Advance Bank, Asgard, BankSA, Barclays, Dragondirect, Sealcorp and St. George.

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APPENDIX 2: DEFINITIONS (CONTINUED)

Asset quality	
NCI	Non-controlling interests
Stressed loans	Stressed loans are Watchlist and Substandard, 90 days past duewell secured and impaired assets.
Impaired assets	Impaired assets can be classified as: 1. Non-accrual assets: Exposures with individually assessed impairment provisions held against them, excluding restructured loans; 2. Restructured assets: exposures where the original contractual terms have been formally modified to provide concessions of interest or principal for reasons related to the financial difficulties of the customer; 3. 90 days past due (and notwellsecured): exposures where contractual payments are 90 days or more in arrears and notwellsecured; 4. other assets acquired through security enforcement; and 5. any other assets where the full collection of interest and principal is in doubt
90 days past due - well secured	A loan facility where payments of interest and/or principal are 90 or more calendar days past due and the value of the security is sufficient to cover the repayment of all principal and interest amounts due, and interest is being taken to profit on an accrual basis
Watchlist and substandard	Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal

Asset quality	
Individually assessed provisions or IAPs	Provisions raised for losses that have already been incurred on loans that are known to be impaired and are individually significant. The estimated losses on these impaired loans will be based on expected future cash flows discounted to their present value and as this discount unwinds, interest will be recognised in the statement of financial performance
Collectively assessed provisions or CAPs	Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience of assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data
Risk Weighted Assets or RWA	Assets (both on and off-balance sheet) of the Westpac Group are assigned within a certain category, amounts included in these categories are multiplied by a risk weighting, and the resulting weighted values added together to arrive at total risk weighted assets
TCE	Total committed exposure
Capital ratios	As defined by APRA (unless stated otherwise)

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INVESTOR RELATIONS TEAM Andrew Bowden Leigh Short Head of Investor Relations Senior Manager +612 8253 4008 +612 8253 1667 andrewbowden@westpac.com.au lshort@westpac.com.au Equity investor relations Annual reports Presentations and webcasts 5 year financial summary For further information on Westpac including: Debt investor relations Prior financial results Please visit our dedicated investor website www.westpac.com.au/investorcentre click on ‘Analysts’ Centre’ Tanya Ward Manager +612 8253 1921 tanyaward@westpac.com.au Hugh Devine Senior Retail shareholder investor relations Manager +612 8253 1047 hdevine@westpac.com.au or email: investorrelations@westpac.com.au Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 116

DISCLAIMER The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Refer to Westpac Full Year 2011 Results (incorporating the requirements of Appendix 4E) for the year ended 30 September 2011 available at www.westpac.com.au for details of the basis of preparation of cash earnings. Refer to appendix 1 to this presentation for a reconciliation of reported net profit to cash earnings. This presentation contains statements that constitute “forward-looking statements” including within the meaning of Section 21E of the US Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the section entitled ‘Principal risks and uncertainties' in Westpac’s Interim Financial Report for the half year ended 31 March 2011 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation. Westpac Group Full Year 2011 Investor Discussion Pack - November 2011 117